As filed with the Securities and Exchange Commission on October 14, 1998
                                                 Registration No. 333-78591


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933
                                 Amendment No. 1

                         Streamedia Communications, Inc.
                (Name of small business issuer in its character)


            Delaware                         7375                         22-3622272
     (State or jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)      Identification Number)

                               James Douglas Rupp
                         Streamedia Communications, Inc.
                              244 West 54th Street
                               New York, NY 10019
                                 (212) 883-0299

                   (Address and telephone number of principal
               executive offices and principal place of business)


                               James Douglas Rupp
                         Streamedia Communications, Inc.
                              244 West 54th Street
                               New York, NY 10019
                                 (212) 883-0299

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

Louis E. Taubman, Esq.                         Bruce A. Cheatham, Esq.
Kogan & Taubman, LLC                           Winstead Sechrest & Minick, P.C.
39 Broadway, Suite 2704                        5400 Renaissance Tower
New York, NY 10019                             1201 Elm Street
(212) 425-8200                                 Dallas, Texas 75270
(212) 482-8104 FAX                             (214) 745-5400
                                               (214) 745-5390 FAX

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

(Registration Statement cover page cont'd)

                         Calculation of Registration Fee

   Title of Each Class of         Amount to be      Proposed Maximum   Proposed Maximum       Amount of
Securities to be Registered        Registered        Offering Price       Aggregate       Registration Fee
                                                        per Unit        Offering Price
                                      (1)                 (1)                (1)

Units                             1,150,000            $8.50            $9,775,000              $2,883

Common Stock, par
value $0.001 (2)                  1,150,000               (2)                  (2)                (2)

Redeemable Common Stock
Purchased Warrants (2)             1,150,000              (2)                  (2)                (2)

Common Stock, par
Value $0.001 (3)(4)                1,150,000           $12.75          $14,662,500              $4,076

Underwriter's Warrants (5)           100,000           $0.001                 $100                 $1

Units Underlying the
Underwriter's Warrants               100,000           $10.20           $1,020,000                $284

Common Stock, par
Value $0.001 (4)(6)                  100,000             (6)                 (6)                  (6)

Redeemable Common Stock
Purchase Warrants (6)                100,000             (6)                 (6)                  (6)

Common Stock, par
Value $0.001 (4)(7)                 100,000             $12.75          $1,275,000                $354

Total                                                                   $26,732,600             $7,432



(1)     Estimated solely for the purpose of calculating the registration fee.
(2)     Included in the Units.  No additional registration fee is required.
(3)     Issuable upon the exercise of the Redeemable Common Stock Purchase
        Warrants.
(4) Pursuant to Rule 416 there are also registered an indeterminable number of shares of Common Stock which may be issued pursuant to the antidilution provisions applicable to the Redeemable Common Stock Purchase Warrants, the Underwriters' Warrants and the Redeemable Common Stock Purchase Warrants issuable under the Underwriters Warrants.
(5) Underwriters' Warrants to purchase up to 100,000 Units, consisting of an aggregate of 100,000 shares of Common Stock and 100,000 Redeemable Common Stock Purchase Warrants.
(6) Included in the Units underlying the Underwriters' Warrants. No additional registration fees are required.
(7) Issuable upon exercise of Redeemable Common Stock Purchase Warrants underlying the Underwriters' Units.

                      SUBJECT TO COMPLETION DATED OCTOBER      1999
                                 1,000,000 Units
               Consisting of 1,000,000 Shares of Common Stock and
              1,000,000 Redeemable Common Stock Purchase Warrants.

                         STREAMEDIA COMMUNICATIONS, INC.


This is an initial public offering of 1,000,000 units. Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $12.75 per share until ____________, 2004 (five years from the date of this prospectus). Currently, there is no public market for our common stock.

The underwriters have an option to purchase an additional 150,000 units to cover over-allotments if any.


                         Streamedia Communications, Inc.
                              244 West 54th Street
                               New York, NY 10019

                                  The Offering:

                                                  Per unit       Total
                     Public Offering Price        $8.50          $8,500,000

                     Underwriting discounts       $0.85          $ 850,000

                     Proceeds to Streamedia       $7.65          $7,650,000





                             Proposed Trading Symbol

                         Nasdaq SmallCap Market " SMIL "
                             -----------------------

This investment involves a high degree of risk. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         ------------------------------

                            REDSTONE SECURITIES, INC.

                          Prospectus dated _______ 1999
                         ------------------------------


                                                 TABLE OF CONTENTS

                                                                                                     Page

         Prospectus Summary.............................................................................3
         Selected Financial Information.................................................................6
         Risk Factors...................................................................................7

              Limited Operating History.................................................................7
              Going Concern.............................................................................7
              Unpredictability of Future Revenues.......................................................7
              Reliance on Key Personnel.................................................................8
              Competition...............................................................................8
              Uncertain Acceptance of the Internet as an Advertising Medium.............................8
              Dependence on Continued Growth in Use of the Internet.....................................9
              Risk of Technological Change..............................................................9
              Government Regulation and Legal Liability.................................................9
              Immediate Substantial Dilution............................................................9
              Influence on Voting by Principal Shareholders.............................................10
              Absence of Prior Public Market............................................................10
              Arbitrary Determination of Offering Price.................................................10
              Payment of Dividends......................................................................10
              Shares Eligible for Future Sale...........................................................10
              Effect of Underwriter's Warrants..........................................................11
              Underwriter's Influence on the Market.....................................................11
              Ability to protect trademarks and technology..............................................11
         Use of Proceeds................................................................................12
         Dividend Policy................................................................................12
         Dilution.......................................................................................13
         Capitalization.................................................................................14
         Plan of Operations.................................... ........................................14
         Business.......................................................................................19
         Additional Information.........................................................................24
         Management.....................................................................................25
         Certain Relationships and Related Transactions.................................................27
         Principal Shareholders.........................................................................28
         Certain Federal Income Tax Matters.............................................................29
         Description of Securities......................................................................30
         Shares Eligible For Future Sale................................................................31
         Plan of Distribution...........................................................................32
         Legal Matters..................................................................................33
         Experts........................................................................................33
         Glossary.......................................................................................34
         Index to Financial Statements..................................................................36



                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the related notes appearing elsewhere in this prospectus. Unless otherwise indicated, the information in this prospectus assumes the underwriters' over-allotment option and the underwriters' warrants are not exercised. The units offered involve a high degree of risk. Investors should carefully consider the information set forth under "Risk Factors."



Profile of Streamedia Communications' Business Activities.

We will deliver audio and video programming over the internet and through other media. Our business will be divided among four vertically-integrated divisions:
Streamedia Broadcast; Streamedia Networks; Streamedia Webcast Technologies; and Streamedia Publishing. Each center of activity will be developed around multiple sources of potential revenue. Text, as well as audio and video broadcasts that we develop or distribute, will be made accessible via the Internet. We will not charge users to access our sites. Our goal is to capture the maximum possible Internet audience. No special hardware or software will be required to experience our basic content beyond that of the standard media players and browsers routinely supplied by computer manufacturers.

Streamedia  Broadcasting & Streamedia Networks.

We are going to develop a series of websites, each with a specific major theme or emphasis. These major themes will be Business, Finance, Music, Kids, Teens, Women, Fitness, Health, Lifestyles, Real Estate, Shopping, Entertainment, Sports and others. These major theme websites will be called Networks and collectively, the Streamedia Networks. Each of the Networks will have a number of Channels which consist of additional affiliated websites, including proprietary websites owned by the Company. For example, from the Lifestyles Network, the visitor may be able to go to broadcast sites on Parenting, Romance, Careers, Hobbies, Gardening, Food Cooking, Restaurants and others. Visitors to our networks will experience live and on-demand video and audio programming in an environment similar to that of cable broadcasters but offering a greater scope of programming choices, enhanced interactive elements, convenient access to retail opportunities, and numerous sources of pertinent, supplementary news and information. Our networks will generate revenues through sale or licensing of our programming to other sites, e-Commerce relationships and advertising.

Streamedia Webcast Technologies(TM).

Streamedia Webcast Technologies will provide or arrange for delivery of audio and video programming and solutions which make it possible for Streamedia Networks, their Channels and potential clients to provide broadcasting on their various websites. It will generate revenue by marketing Internet broadcast services, equipment, tools, and talent. Webcast Technologies will:

      Market internet and intranet broadcasting services and solutions to businesses, associations, publishers, and traditional broadcasters.

      Take traditional broadcast signals from leading satellite communications facilities and encode the data so it can be seen and heard over the web.

      Sell our programming on the web and through other media. Alert and notify end users about current and planned programming.

      Provide statistical information regarding viewership to content providers and advertisers.

      Integrate 'e-Commerce' or merchandizing programs to allow users to buy merchandise over the Streamedia Networks and Channels.

Streamedia Publishing.

Streamedia Publishing will focus on the development of StreamWire, which will aggregate and deliver news and information appropriate to our Networks and their Channels, and to non-affiliated sites. It will also publish a series of news, premium press release and announcement wires.

Business Strategy.

We believe our strategy will vault our networks into a leadership position in the rapidly developing internet broadcast industry. We intend to:

      Utilize our proximity to sources of both new and traditional forms of broadcast content, major venues, and cultural centers.

     "Think like a broadcaster" by offering multiple channels with broadcasting capabilities and recruiting appropriate personnel from the broadcast industry.

     Sell or license our bundled multimedia  networks and publications to other
     websites,   to  increase  our  exposure,   which  will  enhance   corporate
     recognition and generate other opportunities for advertising.

     Enable businesses without broadcast capabilities to participate in the emergence of the web as a global broadcast medium.

     Make programming created for the web available for television and radio. Develop business relations with radio, TV, cable and other media to carry their programs across the Streamedia Networks.

     Pursue acquisitions to enhance revenue growth and product development, as well as leverage cross-marketing opportunities.

     Capitalize on the retail e-Commerce opportunities unique to Internet broadcasters.


Streamedia's Corporate Offices and Contacts.

Our principal executive offices are located at 244 W. 54th Street, 12th Floor, New York, NY, 10019. Our general corporate contacts are at 212-883-0299, and info@streamedia.net. Our Investor Relations contacts are 1-800-511-4216, or by email to ir@streamedia.net.

                                  The Offering



Securities to be offered....................     1,000,000  units,  each  unit  consisting  of one  share of  common stock  and one  warrant,  each  warrant  entitling  the  holder  to purchase  one  share of  common  stock at a price of  $12.75  until
                                                 _____ 2004. The shares and the warrants included in the units will automatically separate 30 days from the date of this prospectus, after which the common stock and warrants in the units will trade separately.


Description of warrants.....................     The  warrants  included in the units will be exercisable commencing 12 months after the offering. The  Company  may redeem some or all of the outstanding warrants  for $.05 per  warrant 12 months from the date of this offering if the closing  price of the common stock is at least  $12.75 per for 10 consecutive trading days.

Common Stock to be outstanding
  after the Offering........................     4,295,490 shares (1)


Warrants to be outstanding after
  the Offering..............................     1,000,121 (2)


Proposed NASDAQ Symbols
Units.......................................     "SMILU'
Common stock................................     "SMIL"
Warrants....................................     "SMILW"


-----------------

(1)   Does not include:

              The 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold on August 24, 1999 in a private placement,

              Up to 1,000,000 shares issuable upon the exercise of the warrants included in the units to be sold in this offering which will be outstanding upon completion of the offering,

              Up  to  300,000   shares  to  be  issued  upon  exercise  of  the
              underwriters' over-allotment option, and the exercise of the warrants thereunder,

              Up  to  200,000   shares  to  be  issued  upon  exercise  of  the
              underwriters' warrants, and the warrants thereunder,  and

              The options issued under the 1999 stock option plan.

(2) Does not include:

               Up to 150,000 warrants issuable upon the exercise of the over-allotment option, and

               100,000 warrants underlying the underwriters' warrants.

                         SELECTED FINANCIAL INFORMATION


         The following table sets forth our selected financial information. This table does not present all of our financial data. You should read this information together with our financial statements and the notes to those statements beginning on page F-1 of this prospectus and the information under "Plan of Operation."

                                                 Period from April 29, 1998               Six Months Ended
                                 (date of inception) to December 31, 1998 (1)               June 30, 1999

Operating Data:

Revenues                                                $        -                        $              -
Cost of Revenues                                                 -                                       -
Gross Profit                                                     -                                       -
Operating Expenses                                         296,760                                 531,281
                                                        ----------                                 -------
Net loss                                                 (296,760)                                (531,281)
Basic and diluted loss per common  share
                                                            (0.10)                                   (0.17)




                                                    December 31, 1998                            June 30, 1999
                                                    -----------------                            -------------
Balance Sheet Data:

Working capital (deficit)                              $  (137,460)                             $ (101,118)
Current assets                                               1,225                                   9,334
Total assets                                                77,425                                 280,391
Current liabilities                                        138,685                                 110,452
Total liabilities                                          138,685                                 110,452
Stockholders' equity (deficit)                             (61,260)                                169,939
Common shares outstanding                                3,025,000                               3,295,490


-----------------

(1) From April 29, 1998 to June 30, 1998, we did not incur any revenues or operational costs.

                                  RISK FACTORS

Investing in our securities involves a high degree of risk. Prospective investors should consider the following factors in addition to other information set forth in the prospectus before purchasing the units. You should note that this prospectus contains certain "forward-looking statements," including without limitation, statements containing the words "believes," "anticipates," "expects," "intends," "plans," "should," "seeks to," and similar words. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth in this prospectus. The accompanying information contained in this prospectus identifies important factorsthat could cause such differences.


Streamedia is in the development stage and has generated no material revenues to date.

Streamedia is currently in the development stage. To date, we have not generated any revenues. We have experienced losses of $828,041 through June 30, 1999, and our accumulated deficit as of such date is $828,041. We anticipate that our upcoming launches of websites currently in the development stage will transition Streamedia to operating status. However, you should consider Streamedia and our prospects in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development. You should not invest in this offering unless you can afford to lose your entire investment. To achieve and sustain profitability, we believe that Streamedia must, among other things:


     Provide  compelling and unique content and technologies to Internet users,

     Successfully market and sell our business services,

     Effectively    develop   new   relationships,    and   maintain   existing
     relationships, with advertisers, content providers, business customers and advertising agencies,

     Continue to develop and upgrade our technology and network infrastructure and respond to our competitors,

     Successfully improve our existing products and services to address new technologies and standards, and

     Attract, retain and motivate qualified personnel.


  Our accountants have determined that there are doubts about our ability to continue as a going concern.

As a result of Streamedia's current financial condition, our independent certified public accountants have modified their report on our financial statements as of and for the period from April 29, 1998 (date of inception) to December 31, 1998. Our independent certified public accountants' report on the financial statements includes an explanatory paragraph stating that the Streamedia's existence is dependent upon its ability to obtain additional capital, among other things, which raises substantial doubt about our ability to continue as a going concern.

We can not accurately predict future revenues due to the lack of past revenues.

Because of Streamedia's limited operating history and the emerging nature of the markets in which we compete, we are unable to forecast our revenues with certainty and precision. Streamedia's operating results are also dependent on factors outside of the control of Streamedia, such as the availability of compelling content and the development of broadband networks that support multimedia streaming. There can be no assurance that we will succeed in addressing these risks, and failure to do so could have a material adverse effect on Streamedia's business, results of operations and financial condition. The market for Streamedia's business services and the long-term acceptance of Web-based advertising are uncertain. We currently intend to increase our operating expenses in order to:

      Expand our  distribution  network  capacity,

      Increase sales and marketing activities,

      Acquire additional content,

      Develop and upgrade technology and proprietary content,

      Purchase equipment for our operations,  and

      Complete potential acquisitions.

The loss of key personnel could adversely affect our business and decrease the value of your investment. Streamedia does not have key man life insurance.

While we  believe  that these  activities  will  increase  our  opportunity  for profitability, there can be no assurance that Streamedia will be profitable. Streamedia depends on the efforts of certain members of senior management, particularly James Rupp (President and Chief Executive Officer), Gayle Essary (Vice President of Strategic Development), and Nicholas Malino (Executive Vice President, Chief Operating Officer and Chief Financial Officer). The loss of one or more of these individuals could adversely affect Streamedia's business operations or prospects. These individuals have entered into employment agreements, but Streamedia cannot guarantee that any of these individuals will continue to serve in his current capacity or for what time period this service might continue. Streamedia has not obtained key man life insurance policies with respect to any of these individuals.

The intense competition in our markets may lead to reduced revenue and increased losses.

Although we believe our approaches to establishing Streamedia as an emerging leader in its fields reduces the threat of competition, the market for internet broadcasting and news distribution services is highly competitive. Streamedia expects that competition will continue to increase. We compete with:

          OtherWeb sites, Internet portals, dial-up software applications and Internet broadcasters to acquire and provide content and act as a gateway to attract users,

          Videoconferencing companies, audio conferencing companies and Internet business services broadcasters,

          Online services, other Web site operators and advertising networks, as well as traditional media such as television, radio and print, for a share of advertisers' total advertising budgets,

          Other news  aggregators and content generators, and

          Other press release distributors.

There can be no assurance that Streamedia will be able to compete successfully or that the competitive pressures will not have a material adverse effect on our business, results of operations and financial condition. Competition among Web sites that provide compelling content, including streaming media content, is intense, and we expect competition to increase significantly in the future. Traditional media may expend resources to establish a more significant Internet presence in the future. These companies have significantly greater brand recognition and financial, technical, marketing and other resources than Streamedia. We also compete with other content providers for the time and attention of users and for advertising revenues.

Our success depends on the acceptance of the internet as an advertising medium and our ability to sell advertising at rates sufficient to cover costs.

The market for Internet advertising has only recently begun to develop. This market is rapidly evolving and is characterized by an increasing number of market entrants. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance of new products and services are uncertain. Streamedia's ability to generate advertising revenue will depend on, among other factors:

       The  development  of the Internet as an advertising    medium,

       Pricing of advertising  on other  Web  sites,

       The amount of traffic on  Streamedia's  Web sites,

       Streamedia's ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers, and

      Establishing and maintaining desirable advertising sales agency relationships. Streamedia's business, results of operations and financial condition could be materially adversely affected if widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective and measurable medium for advertising. See "Business."

Our success depends on continued use and expansion of the internet and the internet infrastructure, as well as the evolution of high speed access to the web.

Rapid growth in use of and interest in the Internet is a recent phenomenon. There can be no assurance that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support Streamedia's business. Our future revenues will depend largely on the widespread acceptance and use of the Internet as a source of multimedia information and entertainment and as a vehicle for commerce in goods and services. Our business, results of operations and financial condition could be materially adversely affected if:

       Use of the Internet does not continue to grow or grows more slowly than expected,

       The Internet infrastructure does not effectively support the growth that may occur, and

       The evolution of broadband connectivity is slower or less widespread than anticipated.


We may not be able to develop acceptable new products at the rate required by our rapidly changing market.

The market for  Internet  broadcast  services  experiences  rapid  technological
developments,   frequent  new  product   introductions   and  evolving  industry
standards. Therefore, Streamedia must:

       Effectively  use leading  technologies,

       Continue   to   develop   technological expertise,   and

      Enhance our current services and continue to improve the performance, features and reliability of our network infrastructure.

Also, the widespread adoption of new Internet technologies or standards could require us to make substantial expenditures to modify our Web sites and services. If we fail to rapidly respond to technological developments, it could have a material adverse effect on our business, results of operations and financial condition.

Evolving regulation of the internet may affect us adversely.

Although there are currently few laws and regulations directly applicable to the Internet, new laws and regulations will likely be adopted in the United States and elsewhere. These laws and regulations could cover issues such as broadcast license fees, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet growth or expose us to significant liabilities associated with content available on our Web sites. The application of existing laws and regulations governing Internet issues such as property ownership, libel and personal privacy is also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations will not expose us to significant liabilities, significantly slow Internet growth or otherwise cause a material adverse effect on our business, results of operations or financial condition.

You may not have the benefit of an active trading market for your shares.

Prior to this offering, there was no public market for the units, common stock or warrants. We intend to apply for listing of the units, common stock, and warrants on The Nasdaq SmallCap Market. We cannot assure you that our listing application will be approved. Even if such listing is approved, there may not be a meaningful, sustained market for the units, common stock or warrants. We cannot assure that an active trading market for the units will develop or continue. Therefore, you may be unable to sell your units, common stock or warrants at a favorable price.

Future non-public sales of our securities may be on terms more favorable than the terms of this offering.

In order to raise additional working capital, we could make a limited number of offers and sales of our common stock or other securities to investors in transactions exempt from registration under the securities laws. These purchasers may acquire our securities on terms more favorable than offered to you. The price may not relate to any accepted measure of value, including the prevailing market price. We may make sales of our securities at a lower price than that of the units.

The market prices for our securities, like those of other technology issues, may be volatile.

The value of your investment in Streamedia could decline from the impact of any of the following factors:

       Changes in market valuations of Internet companies,

       Variations in our actual and anticipated  operating  results,

       Changes in our  earnings  estimates  by  analysts,

       Our failure to meet analysts' performance expectations, and Lack of liquidity.

The stock markets have, in general, and with respect to Internet companies in particular, recently experienced stock price and volume volatility that has affected companies' stock prices. The stock markets may continue to experience volatility that may adversely affect the market price of our securities.

Stock prices for many companies in the technology and emerging growth sector have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Fluctuations such as these may affect the market prices of our securities.


The warrants to be issued to the underwriters may adversely affect Streamedia in the future.

The holders of the underwriters' warrants will have four years starting one year from the effective date of this offering to profit from a rise in the market price of the units, common stock and warrants. The exercise of the underwriters' warrants will cause dilution in the interests of the other shareholders. Further, the terms on which Streamedia might obtain additional financing during that period may be adversely affected by the existence of the underwriters' warrants. The holders of the underwriters' warrants may exercise their warrants at a time when Streamedia might be able to obtain additional capital through a new offering of shares on terms more favorable than those in this offering. Streamedia has agreed that, under certain circumstances, we will register under the securities laws the shares to be issued upon exercise of the underwriters' warrants. Exercise of these registration rights could involve expense at a time when we could not afford the expenditures and may adversely affect the terms upon which we may obtain financing. See "Plan of Distribution."


The underwriters will have a dominating influence on the price and liquidity of the units.

A significant amount of the units offered may be sold to customers of the underwriters. Subsequently, these customers may purchase or sell these units through or with the underwriters. If they participate in the market, the underwriters may exert a dominating influence on the market, if one develops, for the units. The price and the liquidity of the units may be significantly affected by the degree of the underwriters' participation in the market. See "Plan of Distribution."

Our management will have broad discretion in allocating a substantial portion of the proceeds of this offering.

$1,000,000, or 13.84%, of the net proceeds of this offering has been allocated for our working capital needs. Our management will have broad discretion as to the application of these proceeds. See "Use of Proceeds."


We plan to use a substantial portion of the proceeds of this offering to make acquisitions of other businesses. You may not be able to vote on such acquisitions.

$1,857,200, or 25.7%, of the net proceeds of this offering has been allocated for unspecified acquisitions of other businesses. Our management will determine the advisability of such acquisitions and application of such proceeds. You may not be able to review the financial statements of such businesses prior to any acquisition, and you may not have the right to vote on any acquisitions. See "Use of Proceeds."




We may incur substantial costs protecting our trademarks and our right to utilize certain technology.

We have undertaken to protect our right to use the names "Streamedia," "Streamwire," and "Streamedia Webcasting" and other names and logos unique to Streadmedia by filing for trademark protection with the United States Patent and Trademark Office. However, there can be no guarantee that our trademarks will be accepted. If we cannot protect our products and services from duplication, we may be subject to other companies selling the same or similar products and services.


Additionally, numerous lawsuits have been filed by entities that claim to hold patents for various technologies used by companies whose businesses involve the Internet. Although we do not believe that we are currently infringing on patents held by any entity, there can be no guarantee that we will not be subject to claims of infringement in the future. The costs of investigating and/or defending such claims or the cost of licensing fees for covered technologies could have a material impact on our business.

                                 USE OF PROCEEDS

We expect to receive approximately $7,225,000 from the proceeds of this offering, or $8,372,500 if the over-allotment option is exercised in full. This assumes an initial public offering price of $8.50 per unit after deducting the underwriters' discount and $425,000 of expenses relating to the offering. The anticipated use of the net proceeds is as follows:



                                                                                    Amount              %
                                                                           --------------------    ------------
       Strategic Acquisitions (1)                                                  $ 1,857,200      25.7%

       Repayment of Debt (2)                                                         1,815,000      25.12

       Content License & Acquisition  (3)                                            1,151,400      15.94

       Working Capital (4)                                                           1,000,000      13.84

       Sales, Marketing, and Promotion                                                 700,700       9.7

       Capital Equipment (5)                                                           700,700       9.7
                                                                           ====================    ============

                                                                                   $ 7,225,000       100.0%
                                                                           ====================    ============
     ---------

     (1) We have no present plans or commitments and are not currently engaged in any negotiations with respect to strategic acquisitions. However, we may, when and if the opportunity arises, use a portion of the net proceeds to acquire an investment in complementary businesses, products and technologies. Executive management and the Board of Directors will review acquisition candidates, if any, based on a number of factors, including asset values, targets, service or product lines, strategic alliances, price and profitability.

     (2) Will be used to pay back the holders of the promissory notes from the Rule 506 Offering which closed on August 24, 1999.

     (3) Fees to be paid to the owners of audio or video programming for the rights to broadcast such programming over the Internet.

     (4) Working Capital will be used to pay for the ongoing costs of operations, including items such as salaries, bonuses, supplies, rent, utilities, insurance, advertising and promotion and professional services.

     (5) Capital Equipment is goods used in the business costing over $500 and having a useful life of more than one year, such as computers, routers, certain software, telephone systems and vehicles.





                                 DIVIDEND POLICY

We have never paid cash or other dividends on the common stock and we do not anticipate that we will pay cash dividends in the foreseeable future. The Board of Directors plans to retain future earnings for the development and expansion of business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition, and any other factors that the Board of Directors may deem relevant.

                                    DILUTION

As of June 30, 1999, Streamedia's net tangible book value was a negative $(80,700) or $(0.02) per share based on 3,295,490 shares outstanding. The net tangible book value is the aggregate amount of its tangible assets less its total liabilities. The net tangible book value per share represents the total tangible assets, less total liabilities, divided by the number of shares outstanding. After giving effect to (i) the sale of 1,000,000 units at an assumed offering price of $8.50 per unit, and (ii) the application of the estimated net proceeds, the pro forma net tangible book value would increase to $7,144,300 or $1.66 per share. This represents an immediate increase in net tangible book value of $1.68 per share to current shareholders and an immediate dilution of $6.84 per share to new investors or 80.47% as illustrated in the following table:


             Public offering price per Share                                                         $8.50
               Net tangible book value per Share before this offering            $(0.02)
               Increase per share attributable to new investors
                                                                                  $1.68
                                                                           -------------
             Adjusted net tangible book value per share after this                                   $1.66
        offering
                                                                                            ---------------
             Dilution per share to new investors                                                     $6.84
                                                                                            ---------------
             Percentage dilution                                                                    80.47%


The following table sets forth as of June 30, 1999, (i) the number of shares of common stock purchased by the current shareholders, the total consideration paid before deducting associated expenses, and the average price per share paid by the current shareholders, and (ii) the number of shares of common stock included in the units to be purchased in this offering and total consideration to be paid by new investors, before deducting underwriting discounts and other estimated expenses at an assumed offering price of $8.50 per unit.

                                  Shares Purchased                    Total Consideration              Average Price
                           --------------------------------    ----------------------------------     -----------------
                           --------------- ----- ----------    -- -------------------- ----------     -----------------
                               Number            Percent          Amount               Percent           Per Share
                           ---------------                     --                      ----------
                           ---------------       ----------    ----------------        ----------     ----------- ----

Current Shareholders            3,295,490            76.7%       $     534,480              5.9%          $0.16
New investors                   1,000,000   (1)      23.3%           8,500,000             94.1%          $8.50
                                                                                                      -   -----
                           ---------------       ----------    ----------------        ----------
                           ===============       ==========    ================        ==========
          Total                 4,295,490   (2)     100.0%          $9,034,480    (1)     100.0%
                           ===============       ==========    ================        ==========


(1) Upon exercise of the over-allotment option, the number of shares held by new investors would increase to 1,150,000 or 25.9% of the total number of shares to be outstanding after the offering and the total consideration paid by new investors will increase to $9,775,000.

(2)  Does not include
     (i) the 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold on August 24, 1999 in a private placement,

     (ii) up to 1,000,000 shares issuable upon the exercise of the warrants included in the units to be sold in this offering which will be outstanding upon completion  of the  offering,

     (iii) up to  300,000  shares  to be  issued  upon exercise  of  the
     underwriters'   over-allotment   option,   and  the  warrants thereunder,

     (iv) up to 200,000 shares to be issued upon exercise of the underwriters' warrants, and the warrants thereunder, and

     (v) the options issued under the 1999 stock option plan. To the extent that the over allotment option and warrants are exercised, there will be further share dilution to new investors.

                                 CAPITALIZATION

The following table sets forth Streamedia's capitalization (i) as of June 30, 1999 and (ii) on a pro forma as adjusted basis to give effect to the sale of 1,000,000 units and the application of the estimated net proceeds.
See "Use of Proceeds."

                                                                                June 30, 1999
                                                                 --------------------------------------------
                                                                 ------------------ ---- --------------------
                                                                     (Actual)               (As Adjusted)
                                                                 ------------------      --------------------
                                                                 ------------------      --------------------

Liabilities:
Total Liabilities                                                         $110,452                  $110,452
                                                                 ------------------      --------------------

Stockholders' equity
Preferred stock,  $.001 par value,  100,000 shares  authorized;                  -                         -
no shares issued actual or adjusted
Common stock, $.001 par value                                                3,296                     4,296
20,000,000 shares authorized,  3,295,490 shares
issued and outstanding, actual
4,295,490 as adjusted (1)
Additional paid in capital                                              $  994,684                 8,218,684
Deficit accumulated during developmental stage                          $(828,041)                $(828,041)

                                                                 ------------------      --------------------
                                                                 ------------------      --------------------
Total stockholders' equity                                             $  169,939                $7,394,939
                                                                 ------------------      --------------------
                                                                 ------------------      --------------------
Total capitalization                                                 $     280,391                $7,505,391
                                                                 ------------------      --------------------


(1)   Does not include:

              The 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold during on August 24, 1999 in a private placement,

              Up to 1,000,000 shares issuable upon the exercise of the warrants included in the units to be sold in this offering which will be outstanding upon completion of the offering,

              Up to 300,000 shares to be issued upon exercise of the underwriters' over-allotment option, and the warrants thereunder,

              Up to 200,000 shares to be issued upon exercise of the underwriters' warrants, and the warrants thereunder, and

              The options issued under the 1999 stock option plan.





         .

                                PLAN OF OPERATIONS

You should read Streamedia's Financial Statements, related notes and other financial information included in this prospectus in conjunction with this discussion of our operations. The following discussion contains forward-looking statements. Streamedia's actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward looking statements include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus.

                                    OVERVIEW

Streamedia will aggregate and broadcast audio and video programming via the World Wide Web. We expect to deliver high volumes of simultaneous live and on-demand audio and video programs. Our Web sites, in particular the Streamedia Networks(TM) and Channels we may develop, have been conceived to offer a broad range of multimedia programming, including, but not limited to, such categories as news, music, history, talk, sports, women's issues, business activities, movies, education, television, and children's interests. At first, most of our content will be available at no charge to all audiences. We are, however, considering pay-per-view and subscription based services for some of our programming at a future date.

We believe our approach to streaming media delivery is differentiated by our focus on "bundled" delivery of multimedia and text (both audio/video and print information sources will be available at the same site), and a plan for a suite of focused, searchable, aggregated broadcast content sites. Each Network will have its own categorical focus, such as sports or music; each site will offer users the power to search by keywords to rapidly find the programming which interests them the most; and each site will not only contain programming we either create ourselves or obtain rights to distribute, but also serve as a directory or guide to other sites on the Web that contain programs that may also be of interest to our site visitors. Our idea is to provide our audience with a convenient way to select a diverse range of broadcasts and supplementary information from our own network of broadcast portals as well as use our sites to help users locate programming of interest elsewhere on the Web.

     Our revenues will primarily stem from:

           business to business webcast services and sales;

           the sale of banners, site and channel sponsorships;

           and streaming media advertisements; and

           fees for carrying content for third parties on our Networks.

     We anticipate that additional revenue will be derived from:

           pay-per-view charges for premium content;

           supplying corporate Intranets with broadcast content, news feeds, and directories tailored to their needs; and

           multiple e-commerce initiatives, such as commissions generated by sales of merchandise from retailers with whom we will establish 'affiliate' relationships, and, when launched, from our own online store.
                                       15

      We make no assurance that we will in fact generate revenues from all or any of these potential sources at any time in the future. Suppliers of business to business webcasting services are increasing in number, which may hamper our ability to capture market share in this field. The general trend, measured against common metrics, of market rates one can charge for Internet advertising is falling, which may handicap our gross sales in this area. Pay-per-view models may not prove as popular on the Web as they are in other broadcast mediums.

     Our revenues will be directly related to a number of factors, including:

          the volume of advertisers;

          the rates we can charge for the various types of advertising;

          our ability to sell our advertising inventory;

          the quantity of traffic to our Web sites;

          the costs of bandwidth and other services required to deliver content; and

          number of clients we can attract for business services offered by our WebCast Technologies division.

We believe that, ultimately, by increasing the number and frequency of visitors to our sites, and to those sites via which we distribute content, we will experience greater revenue growth across all our product and service offerings. For this reason, we may need to devote a significant portion of the net proceeds of this offering to marketing and promotional efforts as well as to acquire and licensing Internet broadcast rights to a wide range of appealing, unique, high-quality broadcast content.

Plan of Operations.

We have developed numerous business strategies which, pursuant to the proceeds of this offering, we believe we will be able to implement during the coming 12 months. Some of the most important uses of the net proceeds of this offering will be to:

          Add substantially to our library of broadcast content and data feeds,

          Develop our ability to deliver audio and video to large numbers of concurrent listeners and viewers, who may be attuned to dozens or even hundreds of different programming clips,

          Add staffing to our engineering, production, editorial, sales and marketing departments,

          Develop and incrementally launch our series of multimedia portals (the Streamedia Networks and StreamWire), and

          Implement a 'syndication,' or content distribution, program.

To accomplish these objectives, we need to:

          Make substantial investments in capital equipment, such as web servers, storage devices, and other specialized computer and communications equipment,

          Contract for  sufficient bandwidth,

          Devise a powerful Internet infrastructure, and

          Hire or otherwise contract with highly specialized personnel to develop, configure, administer, and operate our sites, broadcast equipment and infrastructure.

We plan to launch, over time, web sites at as many as possible of the over 300 registered Internet addresses we currently own, and additional domains we may purchase. We expect to launch StreamWire as a component of the Streamedia Networks, and subsequently develop these print resources more fully, until they can become standalone sites. We expect to launch the initial Streamedia Networks as early as the 4th quarter of 1999. Should we fail to launch additional sites, or to develop or acquire sufficient content for those we do launch, we might not be successful in attracting viewers and listeners, without which our business would be impaired. Should we encounter difficulty in hiring appropriately skilled personnel, our site launches may be delayed, further impairing our business.

While we are building and subsequently launching Network and Channel sites, we will be purchasing, or otherwise producing or acquiring, audio and video content. Such content needs to be prepared for delivery via a process known as encoding. The encoding process is required to prepare the content for streaming, or broadcasting, over the Internet.

We have engaged Kaleidoscope Media Group to research and evaluate appropriate content on our behalf and anticipate closing rights acquisitions with some media owners during the 3rd and 4th Quarters of 1999, and to continue such acquisitions thereafter. Current industry conditions render it difficult to secure 'exclusive' rights to numerous classes of content suitable for broadcasting over the Internt. To the extent to which we cannot capture exclusive broadcast rights, we will be in competition with other Web sites attempting to attract audiences by offering some of the same programming.

We also expect to initiate a broadcast enabling, or "StreamStation(TM)" affiliate program. Like network television broadcasters, we plan to distribute both proprietary and licensed programming from numerous sources. We plan to supply other web sites with programming we have the rights to distribute. We expect to begin such syndication during the first half of 2000. We believe such syndication could provide us with a substantial number of extra distribution outlets, which may generate increased advertising revenues, and raise our stature in the industry. Should we encounter difficulties in attracting further distribution outlets for our programming, our business may be impaired.

We expect that any rise in our industry stature, such as by launching a series of successful sites, selling business to business services, and supplying third party sites with programming, will assist us to further market business to business webcast services, and thereby proportionately increase our revenue. We expect expenditures to rise in proportion to each phase of our build out. While we anticipate increased revenues concurrent with the build out, delays in product development or the institution of marketing programs could result in the risk of prolonged absence of revenues or profits.

Recent Developments.

We are in the early stages of our transition to an operating Company. During 1999, we have been developing the plans for our Network and Channel design and structure; identifying staffing requirements and interviewing prospective employees in sales, marketing, traditional broadcasting, editorial, design, and technology; devising a media strategy and evaluating media relations firms; reviewing potential acquisitions in such areas as multimedia production, web hosting services, and original content generation; establishing relationships for studios, bandwidth and broadcast content, as well as information, news and data feeds.

We have leased office space in midtown Manhattan. During the 2nd quarter of 1999, we installed fiber optic cable linking us to the largest broadcast signal switching hub in Manhattan. This hub serves all of the major cable and television networks in the New York area as well as special venues such as local sports arenas, convention centers, and the Stock Exchanges. Our facilities have low-mileage, diverse digital fiber connectivity to multiple broadcast switching hubs and major metropolitan New York broadcast teleports, connections we believe will present us with unique broadcast marketing opportunities. This is due, in part, to our proximity to these key infrastructure elements, as it simplifies our ability to utilize them, and reduces the costs of doing so.

To assist us as we position to become a leader in the streaming content delivery industry, and syndication via the Internet as well as traditional broadcast outlets, we recruited two key players in the advancement of the cable industry to our Board of Directors. Both were elected during 1999. We believe these Directors, their expertise, and industry contacts will give us an advantage over our competitors in the acquisition of quality content, as well as in our ability to distribute live broadcast signals from a variety of sources worldwide.

                              RESULTS OF OPERATIONS

Our inception date was April 29, 1998, and as such there are no prior operations. During the period from April 29, 1998 to June 30, 1999, we were engaged in organizational activities, developing the conceptual framework of the enterprise, and establishing networking and partnering relationships that needed to be developed prior to the commencement of operations.

                                                                              Cummulative from
                         Period from April 29, 1998                             April 29, 1998
                          (date of inception)         Six Months Ended        ( date of Inception)
                         to December 31, 1998(1)        June 30, 1999           to June 30 1999
                         -----------------------        -------------           ---------------
                                                          (unaudited)             (unaudited)
Operating Data:

Revenues                      $      -            $            -                           -
                                      -
Cost of Revenues                       -                       -                           -
Gross Profit                           -                       -                           -
Operating Expenses               296,760                 531,281                     828,041
                              ----------                 -------
Net loss                       (296,760)                (531,281)                   (828,041)
Basic and diluted loss
per common share                  (0.10)                   (0.17)                    (0.27)
Weighted average Common
shares outstanding            2,922,409                 3,237,538                   3,055,884


(1)  From April 29, 1998 to June 30, 1998 we did not incur any revenues or generated cost.


We are a development stage enterprise engaged in providing internet-based media programming and content on the Web. During the period from April 29, 1998 (date of inception) to June 30, 1999, we were engaged in organizational and pre-operating activities. These activities included:

               Market research efforts,

               Initial planning and development of our Web sites and operations,

               Refinement of our broadcast strategy,

               Building market awareness,

               Planning our network infrastructure,

               Developing   a  network  of   partners  to  help  carry  out  our
               income-producing  activities, and

               Securing  funding to finance these activities.

Streamedia was originally organized as a limited liability company. In December 1998, the limited liability company was merged into the Streamedia corporate entity, with the corporate entity continuing as the surviving entity.

Liquidity and Capital Resources.
We have financed capital requirements through the issuance of common stock in two private placements. As of May 16, 1999, we sold 264,490 shares of common stock, pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended, and raised aggregate net proceeds of $523,980 from this private placement. The proceeds of the private placement were used for costs of this offering, purchase of capital assets such as equipment and domain names. Additionally, on August 24, 1999, we raised $1,815,000, by issuing, in a Rule 506 private placement, units consisting of Promissory Notes which bear interest at a rate of 10% per annum and warrants. We do not currently believe that, during this period, it will be required to raise additional funds to execute our basic plans for operations. There can be no assurance, however, that we will not determine that additional financing would be required to further develop and execute our plans for operation or acquisitions, or that such future additional financing will be available on terms attractive to us. The proceeds of this offering, together with the remaining proceeds of our private placements, are the only sources of capital currently available to us. We expect to make significant expenditures in sales, marketing, and content acquisition in order to attract customers to our numerous planned Web sites. There is no assurance that our analysis of our capital requirements will be accurate, as we are positioning in a new business in the midst of a rapidly evolving, yet burgeoning, market, the potential attractiveness of which will, in our opinion, attract intense competition. Our future expenditures and capital requirements will depend on a number of factors including the development and implementation of next-generation technologies, technological developments on the Internet, potential acquisitions, and the regulatory and competitive environment for Internet based products and services.

Year 2000 Compliance.
As the Year 2000 approaches, industry experts expect issues to arise related to the programming code in legacy computer systems. The "Year 2000 problem" is regarded by many as an omnipresent problem, as most if not all computer operations will be impacted to some extent by the rollover of the two digit year value to 00. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. We have evaluated our current systems, and we believe that our current hardware and software is Year 2000 compliant. Since we have only purchased hardware and software dating from 1998 forward, and the overwhelming majority of our software and capital expenditures will occur from 1999 forward, and involve newly-manufactured equipment, which is routinely designated as Year 2000 compliant, and since we intend to outsource projects only to high-quality, third party media delivery systems which attest that they are Year 2000 compliant, we do not anticipate that the Year 2000 problem will have a material impact on our business or operations. However, any Year 2000 compliance problem of either Streamedia or our users, suppliers, customers or advertisers could have a material adverse effect on our business, results of operations, and financial condition.

                                    BUSINESS


In April, 1998, James D. Rupp and Gayle Essary entered into a partnership, Streamedia Communications, to develop broadcast oriented websites. The partnership evolved into Streamedia Communications, L.L.C., a New Jersey limited liability company, in September, 1998, to continue the business plan initiated by the partnership. Streamedia Communications, L.L.C., was subsequently reorganized into a Delaware Corporation in December 1998.

We are positioning ourselves as a multimedia content generator, enabler, and aggregator: we will produce our own content, help others to broadcast theirs, and provide access to as many sources of internet broadcast programming as we can. We will divide our business activity among four vertically-integrated divisions: Streamedia Broadcast, Streamedia Networks, Streamedia Webcast Technologies, and Streamedia Publishing. We intend to develop each center of activity around multiple sources of potential revenue.

Each of our sites will feature text, as well as audio and video broadcasts. We will produce some elements of the programming featured at our sites, and acquire, license, and/or distribute other elements. Most of our content will be globally accessible via the Internet, and most will be offered at no charge to end users: our goal is to capture the maximum possible Internet audience. To see and hear our programming, the public will require neither special hardware nor software beyond that of standard media players, such as those produced by Microsoft, Inc. and RealNetworks, Inc., and browsers routinely supplied by computer manufacturers and Internet Service Providers.

We will devote considerable efforts and resources to establishing ourselves as a broadcaster. We will distribute our programming at numerous web sites; in particular, across a suite of proprietary multimedia networks (the "Streamedia
Networks"). The Streamedia Networks(TM) will be a series of Web sites, each devoted to a specific category of programming, such as music or news. Visitors to the Streamedia Networks will experience live and on-demand video and audio programming in an environment similar to that of cable broadcasts, but offering greater scope of programming choices, enhanced interactive elements, convenient access to retail opportunities, and numerous sources of pertinent, supplementary news and information. Much like cable and network television, we will aggregate and distribute content in various categories, including finance, lifestyles, entertainment, comedy, movies, history, music, education, shopping, sports, news, and children's programming. We believe that by co-venturing with a wide variety of content partners, including recognized industry leaders, the overall quality and quantity of streaming content may eventually surpass what any single Internet broadcaster, and even traditional broadcasters, could offer. Our networks will generate revenues through content syndication, or by sales to other web sites or traditional media such as radio and cable; e-Commerce relationships; advertising; and Channel licensing fees.

Streamedia Webcast Technologies will provide or arrange for media delivery and broadcast-enabling solutions to the Streamedia Networks, their Channels, and other potential clients. This division will be our service bureau. It will market Internet broadcast services, such as hosting and encoding; sell and lease broadcast equipment; and design studios and broadcast facilities. This division is responsible, for example, for the transmission of broadcast signals from live events, such as concerts, and for the preparation required to make the broadcast signals available to an audience on the Web. It will provide interactive elements and e-commerce solutions to our Networks, and to third parties who hire us to conceive, develop, and produce their broadcast channels.

Streamedia Publishing will focus on the development of StreamWire(TM), which will aggregate and deliver leading sources of news and information appropriate to each Streamedia Network. A music site would, for example, feature music industry news alongside music broadcasts. StreamWire will also publish news written by our own editorial staff, as well as distribute press releases and product announcements, on a fee basis, for other companies. StreamWire will also develop searchable databases of news and information, covering materials previously published as well as current materials. StreamWire, when fully developed, will supplement our broadcast content, and provide complimentary promotional support for our multimedia networks. We expect the Publishing Division to provide us with numerous revenue sources, such as advertising, sponsorships, design services, and fees for information distribution.


We expect to launch StreamWire as a component of the Streamedia Networks, and subsequently develop these print resources more fully, until they can become standalone sites. We expect to launch the initial Streamedia Networks as early as the 4th quarter of 1999.

                               Industry Background

The rise in the raw number of households and users online has been dramatic, and the trend is expected to continue. The Computer Industry Almanac reports that by the year 2000, 327 million people will have Internet access. Surveys conducted by Arbitron and Edison Media Research show that audiences listening to radio broadcasts via the Internet doubled during a recent 6-month period. Rapid and dramatic improvements continue to be made on the hardware, software, and infrastructure required to support and transmit streaming media. Industry experts believe that technological advances projected for the future of the Internet, such as widespread multicast capacity and markedly faster connect rates, will improve the quality of streaming broadcasts.

The media players for the Internet that have been developed by Microsoft and RealNetworks allow for enjoyable experience of streaming video at connect speeds as low as 28.8 kilobits per second; users, however, are connecting at significantly faster speeds on an increasingly frequent basis, and enjoying correspondingly higher quality broadcast reception. The latest versions of the software can take advantage of higher speed access that is expected to be provided by xDSL, cable modems and other emerging broadband and multicast technologies. These players have combined installed bases estimated to be approaching 100 million users. We have chosen to support both technologies in order to capture the widest possible audience, since the greater our audience, the more attractive the Streamedia Networks will be to potential content partners, advertisers, distribution clients, business services clients, and station licensees, all of which will promote revenue generating business for all four primary Corporate divisions.

Traditional broadcasters have limited capacity to measure or identify in real time their listeners or viewers. Internet broadcasters, however, can provide highly specific information about a program's audience to content providers and advertisers. Internet broadcasters have an ability to precisely target advertising that television and cable broadcasters do not. The Internet has become increasingly accepted as a business tool. This has created economic opportunities in Web-based advertising and business service offerings, including audio conferencing, e-commerce, and video transmission.

We recognize that streaming media on the World Wide Web provides business opportunities that traditional broadcast media does not. Television, radio, and cable broadcasters have relative, if not severe, geographic restrictions of their reach. The Internet, by contrast, is a both a local and global medium. It can penetrate the workplace on a more consistent basis than television or radios, as the use of radios and televisions is often discouraged or disallowed at work. Targeted streaming media content can be economically broadcast to a geographically dispersed audience. Internet users can interact with the broadcast content by responding to online surveys and voting in polls. They can easily obtain additional information on subjects related to the programming, and even click through directly to retailers to purchase merchandise. Among the more striking advantages of Internet versus traditional broadcasting is the power to shift the schedule of the programming, to experience favorite choices "on demand," and replay segments or whole programs at will.

                                   The Market

While current industry leaders such as Broadcast.com have been very successful in attracting large audiences, we believe that current leaders in the industry have barely scratched the surface of content capable of appealing to niche and mass audiences alike. Broadcast.com already attracts over 1 million unique users per day, proving that despite lower levels of quality than traditional broadcast mediums, Internet broadcasters can attract large audiences. Although the number of radio webcasters on the Internet continues to rise, recent figures published by the National Association of Broadcasters show that only 2200 of the 12,512 stations broadcast via the Internet. Broadcast.com hosts less than one-sixth of these stations. The Radio Advertising Bureau (RAB) reports that in 1997, radio's revenue grew to a record $13.6 billion. There were 1587 television stations licensed as of March 31, 1999. The Television Advertising Bureau (TVB) reported TV revenue at $44.5 billion in 1997. Only a handful of television stations have committed to Internet broadcasts of their content. Current trends and statistics indicate audience interest in Web-based programming is growing in such areas as movies, club shows, tradeshows, concerts, documentaries, education, cartoons, independent films, reruns, true crime, interactive instructional programming, literature, auctions, awards shows, fashion shows, political events, health concerns, scientific advancements, local programming, travel programming, and hobby videos. However, current industry leaders have made only small inroads to the development of a catalog of readily available program material. The market, therefore, remains almost completely open at this time, even as the overall medium of the Internet persists in a rapid escalation in terms of users.

                              Streamedia's Strategy

We believe that our strategy can vault our networks into a leadership position in the rapidly developing Internet broadcast industry. We will address what we see as deficiencies in current Internet offerings and have devised our products accordingly. We believe that we can aggregate content; generate comprehensive, yet focused networks; integrate each network so that all other topical networks are accessible from any given network; and syndicate the content of the networks, via licensing agreements, to other sites interested in offering their users multimedia programming. As a result, we will be able to increase the number of 'entry' paths to any given network or Channel. We project that traffic will increase accordingly, and not be tied to visits to any single proprietary site. We have secured over 300 subject-oriented Internet domains for use by our network and Channel partners, and intend to build out well over 100 Company-owned sites.

Our strategy is to become as pervasive as possible by offering our content at multiple locations, both company-owned and, like Network Television broadcasters, to affiliated 'stations.' We expect the tactic to multiply our points of distribution. At the same time, this will generate opportunities for greater advertising revenues. We will pursue the sale of programs we produce for broadcast over the web to traditional media outlets; we will also market services to help traditional media, such as cable and network television broadcasters, to distribute their content on the Web.

We hope to benefit from our direct connections to broadcast-quality facilities in Midtown Manhattan. Our facilities are connected to professional television 'live shot' broadcast studios and a video-switching hub, as well as leading metropolitan area teleports. Unlike other Internet broadcasters, we are connected to the same 'loop' that connects the major network television broadcasters, cable channels, and prominent metropolitan venues such as the stock exchanges and sports arenas. By using this loop, these broadcasters are able to exchange content instantly. We have positioned as a pathway for those broadcasters and venues to transport their programming for delivery over the Web. Content generators who partner with us will obtain a new distribution outlet within a unique, leading-edge multimedia venue. Studies by The Yankee Group suggest that Internet broadcasts are already drawing viewers away from cable and broadcast networks.

Between the Streamedia Networks, Streamedia Broadcast, Streamedia Webcast Technologies, and Streamedia Publishing, featuring StreamWire, we believe that we can earn a reputation as a 'one-stop' enabling shop for media and information distribution. We intend to develop our own quality programming in numerous subject areas, as well as partner with recognized industry leaders to co-develop, feature, or carry their content across and throughout the Streamedia Networks and authorized remote StreamStations(TM) --third-party web sites we license to distribute our programming. In addition, we intend to aggressively pursue strategic acquisitions to drive revenue growth and product development, as well as leverage cross-marketing opportunities.

                Streamedia Broadcast and the Streamedia Networks

Through the Streamedia Broadcast and Networks divisions, we intend to create a unique suite of topical broadcast networks to deliver live and on-demand audio and video programming over the Internet. Additionally, we intend to acquire and produce content of sufficient interest and quality to market to traditional broadcasters in the radio, network television and cable industries. Our Network sites will offer programming in categories such as business, sports, women's issues, parenting, travel, education, religion, politics, health, teen and children's interests, shopping, real estate, music, technology, personal fitness, movies, entertainment, and lifestyles. We have chosen to launch a financial network as one of our initial offerings, to capitalize on the, significant revenue-generating opportunities of financial- and investment-related programming. According to an industry source, the market for all online business information services was $24.8 billion in 1997 and is projected to grow to $39.8 billion in 2002. NFO Interactive has found that 5 million Americans invest their money online. Further network launches are planned for the remainder of 1999 and 2000. We may aggregate content from that which is developed in house; licensed from other Internet as well as traditional radio, television, and multimedia content developers; and generated by Channel and "StreamStation" licensees. The Broadcast and Networks divisions are, together, expected to generate revenue through sales and syndication of programming to other web sites, as well as to traditional broadcast media, such as radio and cable, and also develop significant lines of advertising, e-Commerce, premium distribution, and program sponsorship revenues.

                               Streamedia Networks

We intend to create our own network sites, as well as numerous Channels, but license other Channels for development by third parties. We expect the relationships to be reciprocal on numerous levels. The Networks division could thereby multiply opportunities for Streamedia Webcast Technologies(TM) to generate revenue by marketing broadcast services to parties lacking the ability to create their own broadcasts. We expect to soon uniquely produce continuous, 'live' Channels, which will, in some situations, include actual anchored program segments, much like television news shows. We intend to offer the following types of programming. The list is representative, not exhaustive:


New Product Launches                                 Children's shows
Concerts                                             Workout & Training films
Comedy Routines                                      US & International News
Video and Audio Press Releases                       Talk and call-in shows
"How-to" shows                                       College and Pro Sports
Investor Conferences                                 Interviews
Medical Symposia                                     Quarterly Conference Calls
Auctions                                             Corporate Video Profiles
Analyst and Broker Presentations                     Infomercials
Documentaries                                        Trade Shows
Women's Interests                                    Celebrity interviews
Sales Training Seminars                              Awards Ceremonies
Distance Learning Sessions                           Educational Videos
Full length movies                                   Political Programming
FM radio stations                                    Religious programming

                       Streamedia Webcast Technologies(TM)

Through Streamedia Webcast Technologies(TM) we will market Internet and intranet broadcasting and interactive technology services and solutions to a wide spectrum of enterprises, such as, businesses, associations, electronic publishers, web sites lacking in streaming content, and publishers such as newspapers, who wish to obtain an Internet broadcast presence. Through this division we will attempt to deliver multimedia and text through a variety of push, poll, and proprietary subscription mechanisms. We intend to establish alert and notification systems for end users regarding news and information items published on our sites as well as on behalf of other distribution clients, and about upcoming events to be broadcast on our Networks. This division will provide detailed statistics regarding site audiences to content contributors and advertisers; integrate 'e-Commerce' or merchandizing programs into Streamedia
Networks and Channels; and construct chatrooms, bulletin boards, and other interactive elements.


Streamedia Webcast Technologies can provide or arrange for the following representative types of business services and equipment:

Live Event Webcasting                          Home Page Integration
On Demand Broadcasts                           New York or Remote Studios
File Hosting and Serving                       Event Production and Consultation
Push Technologies                              Event Transcripts
Synchronized Multimedia                        Programming Reminders
Event 'Ticketing' & Reservations               Media Conversions and Encoding
Film and Sound Crews                           Mailing List Distributions
Satellite Up and Downlinks                     Live Chats
Restricted Intranet Broadcasts                 Broadcast Archival
Feeds To Broadcast Video Hubs                  Searchable Databases
A/V Equipment                                  On Air Talent
Bulletin Boards and Forums
Web Page Creation






                              Streamedia Publishing

The focus of the Streamedia Publishing division will be upon our StreamWire(TM) content. StreamWire shall consist of a series of edited news and information products, such as wires devoted to NASDAQ or Amex-listed companies, or space exploration, or medical issues. We intend that each newswire developed by the Streamedia Publishing division will have its broadcast network correlative. Print information sources will be featured at the same sites as broadcast media. In addition, we will produce a series of "webcast guides" and schedules for each of the Streamedia Networks. These will be similar to the popular "tv guides" in newspapers and elsewhere. In addition, through StreamWire, we will endeavor to ramp up our fee-based press release distribution and product announcement wire services to serve the interests of public companies, government agencies, trade associations, the entertainment industry, and numerous other areas. StreamWire may thus aggregate and integrate news and information resources at each network site to support our network broadcast content and, in so doing, synergize each network's content offerings. Each site will become more "sticky," and retain greater numbers of users for longer periods of time-- a trait valued by advertisers.

                  Emerging and Developing Revenue Opportunities

We believe that the proliferation of broadband, or high speed, and multicast connectivity technologies and infrastructure will greatly increase end user demand for streaming multimedia content. It will also improve the quality of delivery, so that it begins to resemble the familiar television picture. We expect that, as demand increases, the same revenue sources available to traditional broadcast media will become increasingly realistic profit centers for Internet broadcasters, aggregators, and syndicators. We are positioning Streamedia to benefit from any possible growth in traditional sources of broadcast revenues, such as various forms of advertising, but also from the unique opportunities presented to it as a member of the internet community, such as e-commerce relationships with internet retailers of items such as books, videos, movies, tickets, CD's, gifts, memorabilia, and apparel. We intend to resell or provide production, encoding, and other broadcast-enabling services to content generators seeking representation at one or more of the Streamedia Networks or Channels, as well as to Intranets requiring multimedia service bureaus.

                                   Advertising

In addition to licensing and syndication fees, technology and production services, premium distribution services, and e-Commerce opportunities, we expect to derive a significant portion of our revenues from the emerging business of multimedia advertising. The Web has proven an attractive medium for advertising because it is interactive, flexible, and precisely quantifiable. Advertisers can mine user profile data to help them either reach broad audiences with a
'branding' approach or choose to 'target' data to people displaying similar demographic characteristics or interests. The interactive nature of the Web enables advertisers to determine customer preferences and profiles, and use this data to develop commercial relationships with potential customers. Advertisers can easily change their advertising messages frequently and at relatively low cost. We intend to engage in the emerging business of creating and marketing 'rich' or multimedia advertising; banner and interstitial advertising; and network and Channel sponsorships across our suite of networks. We will insert advertisements at the beginning of audio or video segments, as well as during shows, much like commercials in traditional broadcast media. Jupiter Communications projects that online ad spending will rise from $3 billion in 1999 to almost $8 billion in 2002.

We intend to make increasing use of the Synchronized Multimedia Integration Language, or SMIL. SMIL offers developers the ability to synchronize text, images, audio and video over the Web. Each element of a multimedia presentation can be sewn together using simple HTML-like coding. The results have many possible applications, such as the creation of streaming graphic 'commercials' played during streaming audio broadcasts, streaming text advertisements running in subtitles below a video presentation, or slim banners that can stream below a video presentation. StreamWire may add the extra dimension of email sponsorships and text-banners to the Streamedia arsenal of placement offerings.

As traffic to network sites increases, we believe that we may be able to charge a premium for multimedia ads versus basic banner ads, due to their richer content, flexible placements, and our ability to charge for focused advertising related to a specific content Channel. We expect to derive a significant percentage of our revenue from advertising on our network sites, and by revenue splits with operators of sites to which we syndicate our content. We will target traditional advertisers, such as consumer product and service companies, manufacturers and automobile companies, as well as other Internet sites and products as advertisers on our Web sites. We expect to derive advertising revenue principally from short-term advertising contracts on a per impression basis or for a fixed fee based on a minimum number of impressions. Rich media ads price higher than graphic and text banners per impression. We will supply our advertiser clients with statistics detailing impressions, click-through rates, and other factors, which should allow them to monitor the totals of their ad playbacks or visual impressions, and thus track their effectiveness.


                             ADDITIONAL INFORMATION

Streamedia has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Streamedia has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act with respect to the units offered. This prospectus does not contain all of the information, exhibits, and schedules contained in the Registration Statement. For further information about Streamedia and the units, you should read the Registration Statement. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete. Therefore, you should read the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, the exhibits, and the schedules filed with the Commission may be inspected, without charge, at the Commission's public reference facilities. These facilities are located at:

          Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661;

          and Suite 1300, Seven World Trade Center, New York, New York 10048.

Copies of the materials may also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

As a result of this offering, Streamedia will become subject to the reporting requirements of the Exchange Act. Therefore, we will file periodic reports, proxy statements, and other information with the Commission. Following the end of each calendar year, we will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants and proxy statements. For the first three-quarters of each calendar year, we will provide quarterly reports containing unaudited consolidated financial information.

Streamedia has applied for listing of the units on The Nasdaq SmallCap Market. We cannot assure that our shares will be accepted for listing.

                                   MANAGEMENT


Directors and Executive Officers.

Our directors and executive officers as of September 22, 1999 are identified below:

        Name               Age                 Position


     James D. Rupp          38    President, Chief Executive Officer & Director
     Gayle Essary           59    Vice President & Director
     Nicholas Malino        49    Executive Vice President, Chief Operating
                                  Officer, Chief Financial Officer & Director
     Walter Hollenberg      54    Vice President of Technology
     Henry Siegel           56    Director
     Robert Wussler         60    Director
     David Simonetti        30    Director



 Our directors are elected at each annual meeting of shareholders. The officers are elected annually by the Board of Directors. Officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.


 James D. Rupp is one of the founders of Streamedia and has served as Chief Executive Officer, President and Director since Streamedia's inception. From July 1997 to September 1998 Mr. Rupp served as President, Chairman and Chief Executive Officer of Capital Markets Communications Corporation, an editor and publisher of a series of electronic newsletters, including StreetSignals(TM), TradeSignals(TM), PowerSignals(TM), AmexWire(TM), and the Waaco Kid's Forum(TM). Mr. Rupp continues as Capital Markets' Chairman. Mr. Rupp organized
Web2Ventures, L.L.C., a company formed in February, 1998 to incubate, capitalize, and invest in emerging Internet firms. Since its inception, Mr. Rupp has served as the Manager of Web2Ventures. From 1990 to 1996 Mr. Rupp served as General Manager of a restaurant management concern in New York City. Mr. Rupp holds a Bachelor of Arts degree from the State University of New York at Binghamton and has pursued graduate studies in information sciences and literature at the Universities of Delaware and Maryland.

Gayle Essary is one of the founders of Streamedia and has served as Chairman of the Board of Directors and Vice President-Strategic Development since its inception. From September 1996 to the present, Mr. Essary has served as Chairman of the Board of Directors of IRI, Inc. a publicly-held company in the investment data and information industry. He has also served as IRI's Chief Executive Officer from July 1997 to the present. From 1995 to 1997, Mr. Essary was founder and publisher of StreetLevel, the Waaco Kid's Forum newsletters and other electronic products which have since merged into Capital Markets Communications Corporation. From 1988 to 1997, Mr. Essary was a Principal of New York Management Group, which provided consulting and support services to various firms and organizations, including The Thomson Corporation. From 1981 to 1988, Mr. Essary was Managing Director of the Media Financial Group and The Media Center, both companies engaged in consulting for media properties. From 1973 to 1980, Mr. Essary was President of ESCO Publishing Co., Inc., and Huthig-ESCO Publishing, Inc., which published two international dental business magazines, one of which led its field in distribution and advertising revenues. Mr. Essary studied journalism at The University of Texas.

Nicholas Malino has served as Streamedia's Chief Financial Officer since November of 1998 and as Executive Vice President and Chief Operating Officer since August of 1999. Previously, he served as President and Chief Executive Officer of ATC Group Services, Inc., a $160 million national business services firm, providing specialized technical and project management services to Fortune 500 companies and federal, state, and local government agencies. During his tenure, he completed 16 acquisitions, ranging in size from $1 million to $85 million in gross revenues, during which time the company achieved the second highest price/earnings ratio in its sector. ATC Group Services also led its sector in profitability for 12 consecutive quarters. Mr. Malino has both a Masters of Business Administration degree in Finance, and Master and Bachelor of Science degree in Biology from the University of Bridgeport.

Walter C. Hollenberg has served as Streamedia's Vice President of Technology since July, 1999. From 1987-97, Mr. Hollenberg, as Senior Manager for New Business Development at AT&T, built one of the very first experimental interactive TV networks. From 1997-98, Mr. Hollenberg was Director of New Business Development at Sarnoff Corporation where he focused on high definition television, multimedia, and compression technologies. Prior to 1987, Mr. Hollenberg was an independent consultant in the relational database area, a technology and product planning manager for On-Line Systems, Inc., and a Series 7 NASD registered investment banking associate with Parker/Hunter, Inc. Mr. Hollenberg holds a Ph.D. in Physics from Cornell University, an M.B.A. from Carnegie Mellon University, a B.S. in Physics from the University of Minnesota, and also spent two years as a Post Doctoral Associate at the Lehrstuhl fur Experiental Physik, Universitat Dormund, Germany.

Henry Siegel has served as a Director of Streamedia since February, 1999. From 1995 to the present, Mr. Siegel has been the Chairman and Chief Executive Officer of Kaleidoscope Media Group, a publicly-held company. Kaleidescope is a worldwide distributor of television and home video programming including the ESPY Awards Show. Mr. Siegel began his career at Grey Advertising and in 1974 where he was placed in charge of its media operation, managing all areas of media planning, research and execution. In 1976, Mr. Siegel founded Lexington Broadcasting Services (LBS), where he pioneered the concept of barter syndication (advertiser-supported television). As Chairman and Chief Executive Officer of LBS, Mr. Siegel developed numerous successful television series, including Fame and Baywatch. Mr. Siegel has been named by Advertising Age Magazine as one of the pioneers of the first 50 years of television.

Robert J. Wussler has served as a Director of Streamedia since February, 1999. Mr. Wussler is the Chairman of the Board of Directors of US Digital Communications, Inc., a publicly-held company. From 1992 to the present he has served as the President and Chief Executive Officer of the Wussler Group, a media consulting firm. From 1994 to the present, Mr. Wussler has served as the President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities, including emerging technology applications. From 1989 to 1992 Mr. Wussler was the President and CEO of COMSAT Video Enterprises, a major supplier of satellite entertainment to the nation's lodging industry. Between 1980 and 1989, Mr. Wussler served as Senior Vice President, Corporate Executive Vice President, and President of Turner Broadcasting's Superstation, WTBS. During his 10 years at Turner, Mr. Wussler co-founded and organized CNN, Headline News, and became a key player in the development of WTBS and the formation of TNT. Prior to joining Turner, Mr. Wussler served as President of CBS Sports and the CBS Television Network. Mr. Wussler is a past Chairman of the National Academy of Television Arts and Sciences, and recipient of five Emmy Awards. Mr. Wussler also serves on the Board of Directors of Ednet, Inc., a publicly held company which develops and markets integrated digital communications systems for the entertainment industry, and the Board of Directors of The Cousteau Society.

David J. Simonetti has served as a Director of Streamedia since September of 1998. Since October of 1998, Mr. Simonetti has served as Co-Chairman and Chief Executive Officer of VentureNow, Inc., a private venture capital concern. From August 1997 to December 1998, Mr. Simonetti was Chief Executive Officer of Invoke Distribution, L.L.C., a marketing and advertising company. From February 1997 to October 1998, Mr. Simonetti was Chief Executive Officer of Projix Corporation, an Internet software company. From October 1994 through February 1997, Mr. Simonetti served as Vice President and Chief Operating Officer of Edmar, Inc., a construction management company. Mr. Simonetti also serves on the Board of Directors of NuOncology Labs, Inc., a publicly-held company. Mr. Simonetti holds a Bachelor of Arts degree from Marlboro College, Vermont.

Board Committees.

We currently have two committees appointed by the Board of Directors: a compensation committee and an audit committee. The audit committee is currently comprised of Mr. Siegel, Mr. Simonetti and Mr. Malino. The Compensation committee is currently comprised of Mr. Wussler, Mr. Simonetti and Mr. Essary.




Outside Directors.

We will nominate for election one director who is not an officer, employee, or 5% shareholder upon conclusion of the offering as designated by the representative of the underwriters. We may also appoint advisors to the Board of Directors from time to time.

Compensation of Directors.
 Directors who are also employees will not receive any remuneration in their capacity as directors. Outside directors will be paid $1,000 monthly plus travel expense reimbursements and $500 per meeting attended.

Executive Compensation.
 The following table sets forth the current compensation paid to each of our executive officers for the period April 29, 1998 (date of inception) to December 31, 1998.

                           Summary Compensation Table

         Name and                        Annual Compensation              All Other
                               -----------------------------------
         Principal             Fiscal Salary              Bonus       Compensation
       Position                Year
-----------------------               -----------                     --------------------
                               ------ ----------- - --------------
James D. Rupp -                1998       --             --                      --
President & CEO

-----------------------        ------ -----------   --------------    --------------------
Gayle Essary - Vice            1998       --             --                      --
President
-----------------------        ------ -----------   --------------    --------------------
Nicholas Malino -              1998       --             --                      --
Executive V.P., CFO,
COO
-----------------------        ------ -----------   --------------    --------------------
Walter Hollenberg-             1998       --             --                      --
Vice President

-----------------------        ------ -----------   --------------    --------------------

Employment Agreements.

We have obtained employment agreements with the above employees. Mr. Rupp's current salary under his employment agreement is $180,000 per annum. Mr. Malino currently receives $180,000 per annum plus a $40,000 per annum housing allowance to cover the costs associated with his having to maintain a residence in New York City. Mr. Essary's current salary is $140,000 per annum. In addition, each executive officer receives a non accountable expense account of $250 per month, and receives reimbursement from the Company for the costs associated with retention of outside financial consultants. Each executive is eligible to participate in executive bonus programs and incentive stock option plans when they are developed. Each executive is also eligible for health care and other benefits in the same manner in which they are available to all employees.

Stock Compensation Plan.

 In June, 1999, the Board of Directors adopted the "Streamedia Communications 1999 Qualified and Non Statutory Stock Option Plan." The Board of Directors reserved 500,000 shares of the Company's common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to the Company. As of June 30, 1999, Streamedia has issued 225,000 of the options in the plan. This includes 15,000 non-qualified options issued to an advisor of the Board of Directors. The remaining options have been issued to officers and directors of Streamedia. See "Principal Shareholders."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


During 1998 and 1999, and since the inception of Streamedia, certain e-mail distribution systems owned and/or administered by one or both of two of our major shareholders, IRI, Inc. ("IRI"), and Capital Markets Communications Corporation ("CapMark"), were provided to us for our StreamWire division and its predecessor. Streamedia currently does not anticipate using these e-mail distribution systems.


During 1998, we issued 25,000 shares of common stock to our legal counsel, Kogan & Taubman, L.L.C., as partial consideration for services to be rendered in connection with this offering. The Company has no current commitments to issue additional securities to Kogan & Taubman, L.L.C. at this time.

The Company has engaged Kaleidoscope Media Group (KMGG) to help the Company acquire programming content for its sites and to develop a syndication strategy. KMGG's CEO, Henry Siegel, is currently a member of our Board of Directors.

As an inducement to join the Company after its initial development phase, and in consideration of his considerable expertise in financing and public offerings, we agreed to pay Nicholas Malino a $100,000 bonus upon the completion of our initial public offering.

Each of the above transactions were on terms as favorable to Streamedia as those generally available from unaffiliated third parties. Each of the above transactions was ratified by a majority of our independent directors who did not have an interest in the transaction and who had access, at our expense, to our legal counsel or independent legal counsel. The issuance of the 25,000 shares to Kogan & Taubman, LLC and the transactions between CapMark, IRI and Stream were entered into when there were less than two disinterested independent directors; therefore, we lacked sufficient disinterested independent directors to ratify these transaction at the time the transactions were initiated.

All future transactions between the Company and its officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent, disinterested directors of the Company.

                                 PRIOR OFFERINGS

On May 16, 1999, we sold 264,490 shares of common stock at $2.00 per share pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The common stock was offered to a discreet group of accredited investors without the benefit of general solicitation or advertising. We raised $523,980 from this private placement in order to provide bridge financing for this offering.


On August 24, 1999, we issued $1,815,000 of debt securities in the form of promissory notes which bear interest at a rate of 10% per annum. The notes were offered pursuant to Rule 506 of Regulation D only to accredited investors, with no general solicitation or advertising. The notes were offered as a unit, each unit consisting of a promissory note in the principal amount of $15,000 and a warrant entitling the holder to purchase 9,000 shares of our common stock at a price per share equal to the price per share of common stock offered to the public pursuant to our initial public offering. The warrants will be exercisable during the period beginning on the first anniversary of the closing of the IPO and ending on the date five years following the date that the warrants were issued. The holders of the warrants will have certain "piggyback" registration rights with respect to the shares underlying the warrants. Specifically, the holders will be entitled to include their shares if the Company files a registration statement with Commission during the period beginning one year from the closing of the IPO and ending two years after the closing of the IPO.



In addition, we have issued securities to officers, directors, and consultants as compensation for services rendered to us.

                             PRINCIPAL SHAREHOLDERS


The following table identifies the beneficial ownership of the common stock as of June 30, 1999 by:

          Each beneficial owner of more than 5% of the outstanding shares of common stock,

          Each of our directors, Each of our executive officers, and all directors and executive officers as a group.

Unless noted each beneficial owner has sole investment and voting power for the shares beneficially owned.

                                                                  Shares Owned
                                     ------------------------------------------------------------------------
                                            Prior to Offering                       After Offering
                                     --------------------------------- --- ----------------------------------
       Name and Address of Owner         Number            Percent             Number           Percent (1)
------------------------------------ ---------------    --------------     ----------------     -------------

James D. Rupp (2)                      1,155,000           35.05%             1,155,000            26.89%
200 Walter Avenue
Hasbrouck Heights, NJ 07604

Gayle Essary (3)                       1,427,500           43.32%             1,427,500            33.23%
5605 Woodview
Austin, Texas 78756

Capital Markets Communications,         300,000              9.10 %            300,000             6.98%
Corporation (4)
287-101 Kinderkamack Road #190
Oradell, New Jersey 07649

Nicholas Malino (5)                     150,000             4.55%              150,000             3.49%
250 W. 90th Street, # PH2A
New York, NY 10024

Walter C. Hollenberg (6)                   0                  -                   0                  -
32 Parkview Drive
Milburn, NJ 07041

David Simonetti (7)                      75,000             2.28%              75,000              1.75%
1845 Mintwood Place, # 104
Washington, DC 20009

Henry Siegel (8)                           0                  -                   0                  0
205 West 57th Street
New York, NY 10019

Robert Wussler (9)                         0                  -                   0                  -
7904 Sandalfoot Drive
Potomac, MD 20854

                                     ---------------    --------------     ----------------     -------------
                                     ---------------    --------------     ----------------     -------------
All Executive Officers and             3,107,500            94.3%             3,107,500            72.34%
Directors as a group (6 persons)
                                     ---------------    --------------     ----------------     -------------

(1) Does not include (i) the 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold on August 24, 1999 private placement, (ii) up to 1,000,000 shares issuable upon the exercise of the warrants included in the units to be sold in this offering which will be outstanding upon completion of the offering, (iii) up to 300,000 shares to be issued upon exercise of the underwriters' over-allotment option, and the warrants thereunder, (iv) up to 200,000 shares to be issued upon exercise of the underwriters' warrants, and the warrants thereunder, and (v) the options issued under the 1999 stock option plan.

(2) 1,050,000 of Mr. Rupp's shares are owned through his 100% ownership in Web2Ventures, LLC, and 105,000 of Mr. Rupp's shares are owned through the 35% ownership interest of Web2Ventures, LLC in Capital Markets Communications Corporation.

(3) Mr. Essary owns 590,000 shares directly, and he has been given voting power over 360,000 shares owned by IRI, Inc. by the Board of Directors of IRI, Inc. The remaining shares are held in family trusts or by members of Mr. Essary's immediate family. Mr. Essary does not exercise direct control over such shares.

(4)  This Company is controlled by James Rupp and Gayle Essary.

(5) Mr. Malino has the right to earn an additional 45,000 shares upon the achievement of certain business objectives to be determined by the compensation committee of the Board of Directors. In August 1999 Mr. Malino was issued 63,000 stock options under the 1999 stock option plan.

(6) Mr. Hollenberg was issued 150,000 stock options under the 1999 stock option plan to acquire shares of Streamedia of which 37,500 shares have vested.

(7) Mr. Simonetti's shares are owned through Projix Corporation, a company in which Mr. Simonetti is the 90% owner. In August 1999 Mr. Simonetti was issued 10,000 stock options under the 1999 stock option plan.


(8) Mr. Siegel has right to aquire 40,000 stock options under the 1999 stock option plan (30,000 granted as of June 30, 1999).

(9) Mr. Wussler has right to aquire 40,000 stock options under the 1999 stock option plan (30,000 granted as of June 30, 1999).

                            DESCRIPTION OF SECURITIES


Units.


Each unit consisting of one share of common stock and one warrant, each warrant entitling the holder to purchase one share of common stock at a price of $12.75 until _____ 2004. The shares and the warrants included in the units will automatically separate 30 days from the date of this prospectus, after which the common stock and warrants in the units will trade separately.


Common Stock.

We are authorized to issue 20,000,000 shares of common stock, $0.001 par value. As of June 30, 1999, there were 3,295,490 shares of common stock issued and held by forty-nine holders of record. Shareholders are entitled to share ratably in any dividends paid on the common stock when, as and if declared by the Board of Directors. Each share of common stock is entitled to one vote. Cumulative voting is denied. There are no preemptive or redemption rights available to holders of common stock. Upon liquidation, dissolution or winding up of Streamedia, the holders of common stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of common stock and the units (and shares underlying these units) to be issued in this offering will be fully paid and non-assessable.

Warrants to be issued pursuant to this offering.

The warrants to be issued in this offering will be issued under, governed by, and subject to the terms of a Warrant Agreement between Streamedia and the American Securities Transfer & Trust, Inc. as warrant agent. The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from Streamedia or the warrant agent and have been filed with the Commission as an exhibit to the Registration Statement of which this prospectus is a part.

The warrants included in the units will be exercisable commencing 12 months after the offering. The warrants contain provisions that protect the warrant holders against dilution by adjustment of the exercise price in certain events, including but not limited to stock dividends, stock splits, reclassification or mergers. A warrant holder will not possess any rights as a shareholder of Streamedia. Shares of common stock, when issued upon the exercise of the warrants, will be fully paid and non-assessable.

Commencing 12 months after the date of this prospectus, we may redeem some or all of the warrants at a call price of $0.05 per warrant, upon thirty (30) days prior written notice if the closing sale price of the common stock on The Nasdaq SmallCap Market has equaled or exceeded (150% of the offering price) per share for ten (10)consecutive days.

The warrants may be exercised only if a current prospectus relating to the underlying common stock is then in effect and only if the shares are qualified for sale or exempt from registration under the securities laws of the state or states in which the purchaser resides. So long as the warrants are outstanding, we have undertaken to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states were the warrants were initially offered to permit us to issue, and you to resell the common stock issuable upon exercise of the warrants. However, there can be no assurance that we will be in a position to effect such action, and our failure to do so may cause the exercise of the warrants and the resale or other disposition of the common stock issued upon such exercise to become unlawful. We may amend the terms of the warrants, but only by extending the termination date or lowering the exercise price of the warrants. We have no present intention of amending such terms. However, there can be no assurance we will not have an intention in the future to amend the warrant terms.


Preferred Stock.
 The Board of Directors, without further action by the shareholders, is authorized to issue up to 100,000 shares of preferred stock, $0.001 par value. The preferred shares may be issued in one or more series. The terms as to any series, as relates to any and all of the relative rights and preferences of shares, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation will be determined by the Board of Directors. The issuance of preferred stock with voting and conversion rights could have an adverse affect on the voting power of the holders of the common stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of the common stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control. We have no plans or commitments to issue any shares of preferred stock. We will issue preferred stock only upon approval by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or independent legal counsel.

Transfer Agent and Registrar.
 The Transfer Agent and Registrar for the common stock will be American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 4,295,490 shares of common stock outstanding. If the underwriters over allotment option is exercised in full, 5,445,490 shares of common stock will be outstanding. Of these shares, the 1,000,000 shares sold in this offering or 1,150,000 shares if the over-allotment option is exercised in full will be freely tradeable in the market without restriction under the Securities Act, by persons other than "affiliates" of Streamedia (as that term is defined in the Securities Act of 1933). The remaining 3,295,490 shares will be "restricted securities" within the meaning of the Securities Act. Restricted securities cannot be publicly sold unless registered under the Securities Act or sold in accordance with an exemption from registration, such as that provided by Rule 144 under the Securities Act. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell restricted securities if at least one year has passed since the later of the date such shares were acquired from Streamedia or any affiliate of Streamedia. Rule 144 provides, however, that within any three-month period such person may only sell up to the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Commission. Sales pursuant to Rule 144 also are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Anyone who has not been an affiliate for a period of at least 90 days is entitled to sell restricted securities under Rule 144 without regard to the limitations if at least two years have passed since the date such shares were acquired from us or any of our affiliates. Any affiliate is subject to such volume limitations regardless of how long the shares have been owned or how they were acquired.

After this offering, the executive officers and directors will own 3,107,500 shares of the common stock, which will represent 72.34% of the total shares outstanding. Our officers, directors and certain shareholders directors will enter into an agreement with the underwriters agreeing not to sell or otherwise dispose of any shares for one year after the date of this prospectus without the prior written consent of the underwriters.

We cannot predict the effect, if any, that offer or sale of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

                              PLAN OF DISTRIBUTION
Underwriters.

 Under the terms and conditions of the Underwriting Agreement, we have agreed to sell to the underwriters named below, and each of the underwriters, for whom Redstone Securities, Inc. is acting as the "representative", have agreed to purchase the number of units set forth opposite its name in the following table.



              Underwriters                      Number of Units
     Redstone Securities, Inc.
                                      ================================
                  Total                                     1,000,000
                                      ================================


 The underwriters have advised us that they propose to offer the units to the public at the initial public offering price per unit set forth on the cover page of this prospectus and to certain dealers at such price less a concession of not more than $___ per unit. These dealers may re-allow $____ to other dealers. The representative will not reduce the public offering price, concession and re-allowance to dealers until after the offering is completed. Regardless of any reduction, Streamedia will receive the amount of proceeds set forth on the cover page of this prospectus.

 Streamedia and certain selling shareholders have granted to underwriters an option, exercisable during the 45-day period after the date of this prospectus, to purchase up to 150,000 additional units to cover over-allotments, if any. The option purchase price is the same price per unit we will receive for the
1,000,000 units that the underwriters have agreed to purchase. If the underwriters exercise the over-allotment option in full, the selling shareholders will sell 30,000 shares of common stock to the underwriters. None of the selling shareholders are officers, directors or affiliates of Streamedia. If the underwriters exercise such option, each of the underwriters will purchase its pro-rata portion of such additional units. The underwriters will sell the additional units on the same terms as those on which the 1,000,000 units are being sold.

 The underwriters can only offer the units through licensed securities dealers in the United States who are members of the National Association of Securities Dealers, Inc. and may allow the dealers any portion of its ten (10%) percent commission.

 The underwriters will not confirm sales to any discretionary accounts without the prior written consent of their customers.

Under the terms of the Underwriting Agreement, the holders of the 3,107,500 shares of common stock, (the officers and directors of Streamedia), have agreed that, for one year after the date of this prospectus and subject to certain limited exceptions, without the prior written consent of the representative, they will not sell, contract to sell, or otherwise dispose of any shares, any options to purchase shares, or any securities convertible into, exercisable for, or exchangeable for shares.


Substantially all of such shares would be eligible for immediate public sale following expiration of the lock-up periods, and subject to the provisions of Rule 144.

 We have agreed to pay the representative a non-accountable expense allowance of 2% of the gross amount of the units sold at the closing of the offering. This expense allowance will total $170,000 based on the sale of the units offered. The representative will pay the underwriters' expenses in excess of the 2% allowance. If the expenses of underwriting are less than the 2% allowance, the excess shall be additional compensation to the underwriters. If this offering is terminated before its successful completion, we will be obligated to pay the Representative for the accountable out-of-pocket expenses incurred by the underwriters in connection with this offering. In addition to the non-accountable expense allowance, management estimates that we will incur other costs of approximately $200,000 for legal, accounting, listing, printing and filing fees.

We have agreed that, for a period of five years from the closing of the sale of the units, we will nominate for election as a director a person designated by the representative. If the representative has not exercised that right, the representative shall have the right to designate an observer, who shall be entitled to attend all meetings of the Board and receive all correspondence and communications sent by us to the members of the Board. The representative has not yet identified the person who is to be nominated for election as a director or designated as an observer.

         The Underwriting Agreement provides for indemnification among Streamedia and the underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the underwriters' warrants provide for indemnification among Streamedia and the holders of the underwriters' warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Streamedia pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters' Warrants.
 Upon the closing of this offering, we have agreed to sell to the underwriters for nominal consideration, underwriters' warrants to purchase up to 100,000 units. The underwriters' warrants are exercisable at 120% of the public offering price for a four-year period starting one year from the effective date of this offering. The underwriters' warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this offering except to the officers of the underwriters and their successors and dealers participating in the offering and/or their partners or officers. The underwriters' warrants will contain anti-dilution provisions providing for appropriate adjustment of the number of shares subject to the warrants under certain circumstances. The holders of the underwriters' warrants have no voting, dividend or other rights as shareholders of Streamedia with respect to shares underlying the underwriters' warrants until the underwriters' warrants have been exercised.

For four years from the one year anniversary of this offering, we have agreed to give advance notice to the holders of the underwriters' warrants or underlying shares of our intention to file a registration statement, other than in connection with employee stock options, mergers, or acquisitions. The holders of the underwriters' warrants and underlying shares shall have the right to require us, subject to certain conditions to include their shares in such registration statement at our expense.

 For the term of the underwriters' warrants, the holders of the warrants will be given the opportunity to profit from a rise in the market value of the shares, with a resulting dilution in the interest of other shareholders. The holders of the underwriters' warrants can be expected to exercise the underwriters' warrants at a time when we would, in all likelihood, be able to obtain needed capital by an offering of its unissued shares on terms more favorable than those provided by the underwriters' warrants. This could adversely affect the terms on which we could obtain additional financing. Any profit realized by the underwriters on the sale of the underwriters' warrants or shares issuable upon exercise of the underwriters' warrants will be additional underwriting compensation.

Determination of Offering Price.

The initial public offering price was determined by negotiations between the representative and Streamedia. The factors considered in determining the public offering price include:

          The  industry in which we operate,

          Our business    potential    and    earning prospects,

          and The general condition of the securities markets at the time of the offering.


The offering price does not bear any relationship to our assets, book value, net worth or other recognized objective criteria of value.

Prior to this offering, there was no public market for the units, and we cannot assure that an active market will develop.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE UNITS, INCLUDING OVER-ALLOTMENT, ENTERING STABILIZATION BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS, AND IMPOSING PENALTY BIDS.

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE UNITS ON THE NASDAQ SMALLCAP MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M.

Nasdaq SmallCap Market.

We have applied for listing of the units, common stock, and warrants on The Nasdaq SmallCap Market under the trading symbol "SMILU," "SMIL" and "SMILW," respectively. The listing is contingent, among other things, upon our obtaining 400 shareholders.





                                  LEGAL MATTERS

Kogan & Taubman, L.L.C., New York, New York, will pass on the validity of the issuance of the shares. Winstead Sechrest & Minick P.C., Dallas, Texas, will pass on certain legal matters for the underwriters in connection with the sale of the shares.

                                     EXPERTS

Our financial statements as of December 31, 1998 and for the period from April 29, 1998 (date of inception) to December 31, 1998 included in this prospectus have been included in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of Grant Thornton LLP as experts in auditing and accounting.

                                    GLOSSARY

Bandwidth              The measure of  transmission  capacity  through wires and
                       cables,  over fiber optic lines,  or via  satellite.  The
                       general rule of thumb is that as bandwidth is  increased,
                       data  can be  transferred  quicker.  Streaming  media  is
                       bandwidth-intensive;  its  quality  improves  when  users
                       connect at higher speeds - that is, via higher  bandwidth
                       connections.

Broadband              A type of data  transmission  in  which a  single  medium
                       (such as a wire)  can  carry  several  Channels  at once.
                       Cable TV is a broadband transmission.

Broadcast              A method of transmission of audio, video, or other
                       formats of information. Specifically, "broadcast" refers
                       to a mode within which one source sends the same data or
                       programming to all users at the same time. Contrast:
                       "narrowcast."

Browser The software application that enables a user to see pages on the World Wide Web.

Channel                On  television  and cable  systems,  the term  refers to,
                       usually,  the  numerical  location,  as on a dial  or LED
                       readout,   of  a  broadcast   station's  varied  content.
                       Example:  in New York City, NBC can be seen on Channel 4.
                       On the  Internet,  the term  'Channel'  also  refers to a
                       location for a given set of programming, but often refers
                       to a generic  category of content,  such as a "Basketball
                       Channel" or to a highly  specific  source of programming,
                       such as the  "New  York  Knicks"  Channel,  or  even  the
                       "Patrick Ewing" Channel.

Convergence            A  blur  of  the  distinctions   between   entertainment,
                       information,  telecommunications,  computers, television,
                       print, and cable.

Downlink The transmission of radio frequency signals from a satellite to an earth station.

Download Transferring a file from a server to a client, such as your computer. Downloading files enables you to see and hear content on the web. See: "streaming."

Enabling               Providing the tools, talent, and equipment, and resources
                       to  assist  an  individual  or  organization  to become a
                       broadcaster.  Prior  to the  advent  of  streaming  media
                       technologies   and   applications,   becoming   a  global
                       broadcaster was difficult and costly.

Intranet               A set of  computers  linked to one  another  outside  the
                       public  Internet.   Often,   large   corporations   build
                       Intranets   to   facilitate   internal    communications.
                       Multimedia content can be streamed across an Intranet to,
                       for example, enable geographically dispersed divisions of
                       a company to attend an address by its CEO, or demonstrate
                       the  proper  use  of  on  a  new  product  prior  to  its
                       commercial launch.

Mini-portal            A focused, subject-oriented portal. See "portal."

Multicast              A means by which  several  users can  connect to one data
                       stream simultaneously. Thus, multicasting can accommodate
                       larger audiences with greater  efficiency than unicasting
                       (see:  "unicast").  Multiple  users  could,  for example,
                       watch the same streaming video file at once,  rather than
                       requiring the server to send one stream per user.

Multimedia             The use of computers to present  integrated  text,
                       graphics,  video, animation, and audio.

Narrowcast             To send  data to a  specific  list of  recipients.  Cable
                       television  is the  ultimate  example  of  narrowcasting.
                       Cable signals are sent only to homes that have subscribed
                       to the cable service.  Network TV, by contrast, is a true
                       broadcast model. It sends out data. Everyone close enough
                       with an antenna can receive the signals. On the Internet,
                       narrowcasting  has  also  come to  refer  to  programming
                       developed for "niche" interest groups.

On demand The power to "time-shift," or access programming when you want it, as distinct from the time a broadcaster wants to send it.

Player A software application, such as those developed by RealNetworks and Microsoft, among others, that "plays" the video and audio clips on your computer.

Portal                 Originally,  a site or online service,  such as AOL, that
                       offered  a  range  of  information,   entertainment,  and
                       services  such as email,  forums,  chatrooms,  and search
                       engines.  Increasingly,  however,  sites are  launched to
                       become "portals" to a specific category of content, as in
                       a "financial portal."
                                       34

Push The mechanisms which deliver data to one's desktop, usually on a subscription basis. Email is a simple push service; PointCast is an elaborate push service. The data is delivered to you automatically.

Rich                   Commonly   used  in   reference   to  "rich  media"  and,
                       specifically,  to "rich  media  advertising."  Rich media
                       advertising is distinguished  from commonplace banner ads
                       with static  graphics;  rich media ads are animated,  and
                       often streamed,  so that they appear more like television
                       commercials.   Indeed,  some  are  repurposed  television
                       commercials. They can be embedded in web pages as well as
                       inserted  into or between  video  clips,  or, using SMIL,
                       they can be streamed concurrent to audio programming.

Seamless               Streaming a pre-programmed  series of multimedia  content
                       segments in succession, without requiring the audience to
                       select  a new  program  to see or  hear.  The  effect  is
                       similar  to  watching  one  television   Channel  for  an
                       extended  period of time. One content  segment flows into
                       the next.

SMIL                   See Synchronized Multimedia Integration Language.

Streaming              A stream is a continuous  digital signal,  which delivers
                       audio  and/or video to an end user.  Streaming  refers to
                       the manner by which a stream is sent.  Streaming does not
                       require that a user  download an entire large file to his
                       computer before he can watch or listen to it. Rather, the
                       streaming   process  sends  out  the  digital  signal  in
                       continuous, tiny packets of data, and buffering enough of
                       the data so that  user  can  experience  the  programming
                       seamlessly,  while  downloading  the next  segment in the
                       background.

StreamStation(TM)      Streamedia's  trademarked  term  for the  non-proprietary
                       sites  it will  license  to  carry  its  programming  and
                       information  feeds.  In  concept,  it is  similar  to the
                       relationship between network television  broadcasters and
                       their local affiliate stations.  StreamStations will be a
                       means by which  Streamedia  syndicates its content across
                       web sites it does not own,  thereby  enhancing its market
                       penetration.

Switching              hub A  broadcast  signal pool feed that  enables  port to
                       port  redirection of data. Any system connected to a port
                       on the network can be  "switched"  to receive or transmit
                       to another port on that network.  Rather than rebroadcast
                       all data to every port,  switching hubs forward data only
                       to the required recipient.

Synchronized           A markup  language that enables a programmer to combine
                       formats in one production, such as Multimedia an audio
                       stream with images and text. In this way, an Internet
                       broadcaster  can stream a Integration  radio  station
                       signal, while showing advertising imagery, and scrolling
                       information in Language print, all in the same media
                       player.

Teleport A teleport or "telecommunications port" is a hub that provides its users with fast, convenient, cost-effective access to advanced and high-bandwidth services. Teleports are high-bandwidth communication gateways for satellite, optical fiber and microwave transmission. Teleports feed video, data and voice to the world's constellation of satellites and network of optical fiber. They deliver television and radio programming to audiences around the globe.

Traffic A total of users to a site or file. Traffic is measured in various ways, such as hits, impressions, page views, and unique users.

Unicast Each user connects to a separate stream of an audio or video file. Contrast: "multicast."

Uplink The transmission of radio frequency signals to a satellite from an earth station.

URL Uniform Resource Locator. An Internet URL is like an electronic street address. Example:
                       http://www.streamedia.net

Videoconferencing      Conducting a conference  between two or more participants
                       in  different  locations  by using  computer  networks to
                       transmit    audio    and    video    data.     Multipoint
                       videoconferencing  allows three or more  participants  to
                       sit in a "virtual"  conference room and communicate as if
                       they were sitting right next to each other.

Webcast A broadcast or narrowcast of audio or video over on the World Wide Web. Using a streaming protocol, servers deliver audio and/or video, in real time (live), or on a delayed basis (on demand.)

                                       35

                          INDEX TO FINANCIAL STATEMENTS
                         STREAMEDIA COMMUNICATIONS, INC.






                                                                           Page


Report of Independent Certified Public Accountants                           F-1



Financial Statements

      Balance Sheets                                                         F-2


      Statements of Operations                                               F-3


      Statement of Stockholders' Equity (Deficit)                            F-4


      Statements of Cash Flows                                               F-5


      Notes to Financial Statements                                   F-6 - F-14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
    Streamedia Communications, Inc.
    (A Development Stage Company)


We have audited the accompanying balance sheet of Streamedia Communications, Inc. (the "Company") (a development stage company) as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from April 29, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Streamedia Communications, Inc. (a development stage company) as of December 31, 1998, and the results of its operations and its cash flows for the period from April 29, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in providing internet-based media programming and content on the Web. To date, the Company has engaged in organizational and pre-operating activities and needs to secure additional capital and customers to continue operations. As discussed in Note A to the financial statements, the Company's existence is dependent upon its ability to obtain additional capital, among other things, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





GRANT THORNTON LLP


Melville, New York
March 9, 1999

                                          Streamedia Communications, Inc.
                                           (A Development Stage Company)

                                                  BALANCE SHEETS

                                                                             December 31,              June 30,
                                ASSETS                                           1998                    1999
                                                                             --------------          --------
                                                                                                      (unaudited)

CURRENT ASSETS
    Cash                                                                      $     1,225             $     9,334
                                                                               ----------              ----------

         Total current assets                                                       1,225                   9,334

COMPUTER EQUIPMENT                                                                  1,802                  19,277
    Less accumulated depreciation                                                     602                   2,359
                                                                              -----------              ----------

                                                                                    1,200                  16,918

DEFERRED OFFERING COSTS                                                            75,000                 250,639

OTHER ASSETS                                                                           -                    3,500

         Total assets                                                          $   77,425               $ 280,391
                                                                                =========                ========


            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accrued payroll                                                            $   59,000              $   82,954
    Accrued offering costs                                                         25,000                  13,207
    Accrued professional fees                                                      12,000                   3,365
    Accrued consulting fees                                                        38,500                       -
    Accounts payable and other accrued liabilities                                  4,185                  10,926
                                                                                ---------               ---------

         Total current liabilities                                                138,685                 110,452

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, $.001 par value; authorized - 100,000
      shares; none issued and outstanding                                         -                       -
    Common stock, $.001 par value; authorized - 20,000,000
      shares; issued and outstanding - 3,025,000 and 3,295,490
      shares at December 31, 1998 and June 30, 1999, respectively                   3,025                   3,296
    Additional paid-in capital                                                    232,475                 994,684
    Deficit accumulated during development stage                                 (296,760)               (828,041)
                                                                                 --------                --------

         Total stockholders' equity (deficit)                                     (61,260)                169,939
                                                                                ---------                --------

         Total liabilities and stockholders' equity (deficit)                  $   77,425               $ 280,391
                                                                                =========                ========

         The accompanying notes are an integral part of this statement.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS





                                                          Period from                              Period           Cumulative
                                                        April 29, 1998        Six months        from April 29,    from April 29,
                                                     (date of inception)         ended          1998 (date of     1998 (date of
                                                        to December 31,         June 30,        inception) to     inception) to
                                                            1998                 1999           June 30, 1998     June 30, 1999
                                                     ------------------     -------------   ----------------       ---------------
                                                                              (unaudited)        (unaudited)       (unaudited)

Revenue                                                    $      -          $      -                $      -         $     -
                                                          -------------      -----------           -------------         ------

Operating expenses
    Payroll and related expenses                              239,000            381,978                               620,978
    General and administrative expenses                        57,760            149,303                 -             207,063
                                                            ---------           --------           -------------       --------

           NET LOSS                                         $(296,760)         $(531,281)         $      -           $(828,041)
                                                             ========           ========           =============     ========


Basic and diluted loss per common share                         $(.10)          $(.17)            $      -            $  (.27)
                                                                 ====          ====                   ======           ===

Shares used in computing basic and diluted loss
    per share                                                 2,922,409       3,237,538                 -              3,055,884
                                                              =========       =========        ================        =========










         The accompanying notes are an integral part of this statement.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                                                         Deficit
                                                                                                       accumulated
                                                                                        Additional       during
                                 Preferred stock              Common stock                paid-in      development
                             Shares         Amount        Shares           Amount          capital        stage            Total
                             ------------- ---------    ---------         -------        ----------     -----------        -------

Issuance of common stock                 $    -         2,910,000          $2,910       $    2,590    $     5,500
Issuance of common stock for
    services                                              115,000             115          229,885                          230,000
Net loss for the period                                                                                  $(296,760)        (296,760)
                         -----------     -----------  ---------------   ---------      -------------      --------         --------


Balance at
December 31, 1998             -               -         3,025,000           3,025          232,475        (296,760)         (61,260)

Issuance of common stock,
    net of associated costs                               264,490             265          523,715                           523,980
Issuance of common stock
    for services                                            6,000               6           11,994                            12,000
Grant of common stock
    option for services                                                                     20,250                            20,250
Compensatory stock option
    expense                                                                                206,250                           206,250
Net loss for the period                                                                                   (531,281)        (531,281)
                         -----------    ------------  -------------      --------      -----------        --------         --------

Balance at June 30, 1999
   (unaudited)                -         $     -         3,295,490          $3,296         $994,684       $(828,041)       $ 169,939
                         ===========     ===========    =========           =====          =======        ========         ========


         The accompanying notes are an integral part of this statement.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                    Period from                            Period        Cumulative
                                                                  April 29, 1998         Six months    from April 29, from April 29,
                                                                (date of inception)        ended        1998 (date of  1998 (date of
                                                                   to December 31,        June 30,     inception) to   inception) to
                                                                       1998                1999        June 30, 1998   June 30, 1999
                                                                  --------------      --------   -------------------  --------------
                                                                                        (unaudited)     (unaudited)    (unaudited)


Cash flows from operating activities
    Net loss                                                      $(296,760)             $(531,281)         $      -    $(828,041)
 Adjustments to reconcile net loss to net cash used in
      operating activities
         Common stock issued for services                           180,000                 12,000                        192,000
         Stock option granted for services                                                  20,250                         20,250
         Compensatory stock option expense                                                 206,250                        206,250
         Depreciation                                                   602                  1,757                          2,359
         Changes in operating assets and liabilities
             Other assets                                                                  (3,500)                         (3,500)
             Accrued payroll                                         59,000                 23,954                         82,954
             Accrued professional fees                               12,000                 (8,635)                         3,365
             Accrued consulting fee                                  38,500                (38,500)                             -
             Accounts payable and other accrued liabilities           4,185                  6,741                         10,926
                                                                    --------             ----------       --------         ------
           Net cash used in operating activities                     (2,473)              (310,964)        -             (313,437)
                                                                    --------               --------      ----------       --------
Cash flows used in investing activities
    Purchase of fixed assets                                         (1,802)               (17,475)                       (19,277)
                                                                    --------              ---------                      ---------
Cash flows provided by (used in) financing activities
    Issuance of common stock, net of associated costs                 5,500                523,980            5,500        529,480
    Deferred offering costs                                                               (187,432)                       (187,432)
                                                                 ----------               --------          ------         -------
           Net cash provided by financing activities                  5,500                336,548            5,500        342,048
                                                                   --------               --------        ---------       --------
           Net increase in cash                                       1,225                  8,109            5,500          9,334
Cash at beginning of period                                         -                        1,225               -               -
                                                                  ----------             ----------       -----------         -----
Cash at end of period                                           $     1,225            $     9,334       $    5,500    $     9,334
                                                                   ========             ==========        =========     ==========

         The accompanying notes are an integral part of this statement.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1998



NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     Nature of Operations

     Streamedia Communications, Inc. (the "Company") was incorporated in the State of Delaware and is positioning itself as a vertically-integrated New Media content generator, enabler and aggregator. The Company's three divisions are Streamedia Broadcast(TM), Streamedia Webcast Technologies(TM), and Streamedia Publishing.

     Streamedia Broadcast(TM) intends to create a suite of topical broadcast networks to deliver or "stream" live and on-demand audio and video programming. Network sites intend to offer programming in areas such as, but not limited to, business, sports, women's issues, parenting, travel, education, religion, politics, health, teen and children's interests, shopping, real estate, music, technology, personal fitness, movies, entertainment and lifestyles. The Company has chosen EducationBroadcast.com, TalkBroadcast.com, WomenBroadcast.com and FinanceBroadcast.com as its initial network launches.

     Streamedia Webcast Technologies(TM) will market internet and intranet broadcasting services to a wide spectrum of enterprises, such as, but not limited to, businesses, associations, electronic publishers and "off-line" media generators, who are attempting to obtain an internet broadcast presence. The division will attempt to deliver multimedia and text through a variety of push, poll and proprietary electronic mail mechanisms.

     The Streamedia Publishing division will focus upon its StreamWire(TM) content. StreamWire(TM) will consist of a series of focused, subject-oriented, edited news and information products, such as wires devoted to NASDAQ or Amex-listed companies. It is intended that each newswire developed by the Streamedia Publishing division will have its broadcast network correlative. The Broadcast and Publishing divisions have been devised to integrate vertically to create bundled, multimedia Internet networks.

     The Company's operations are subject to certain risks and uncertainties, including actual and potential competition by entities with greater financial resources, experience and market presence, risks associated with the development of the Internet market, risks associated with consolidation in the industry, the need to manage growth and expansion, certain technology and regulatory risks and dependence upon sole and limited suppliers.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE A (continued)

     Basis of Presentation

     The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern which assumes the realization of assets and settlement of liabilities in the normal course of business. Since its inception, the Company has been engaged in organizational and pre-operating activities. Further, the Company has generated no revenues and incurred losses. Continuation of the Company's existence is dependent upon its ability to obtain additional capital, secure and execute strategic alliances to develop news and information content and sustain profitable operations. The uncertainty related to these conditions raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Management's plans include the completion of a private placement offering (the "Private Placement") and an initial public offering ("IPO") of shares of common stock should market conditions permit (see Note F).

     The Private Placement includes the sale of up to 500,000 shares of the Company's common stock at a price of $2.00 per share for gross proceeds of $1,000,000. The proceeds will be used to provide working capital to the Company. Subsequent to December 31, 1998, the Company sold 264,490 shares of its common stock through the Private Placement for net aggregate proceeds of $523,980 through June 30, 1999 (see Note F).


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of the Company's significant accounting policies:

     Unaudited Interim Financial Statements

     The unaudited interim financial statements as of June 30, 1999 and for the six months ended June 30, 1999 and the period from April 29, 1998 (date of inception) to June 30, 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for any period.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE B (continued)

     Depreciation

     Computer equipment is depreciated on a straight-line basis over its estimated useful life of three years.

     Fair Value of Financial Instruments

     The fair values of the Company's accounts payable and accrued liabilities approximate the related carrying values due to the short maturities of these instruments.

     Income Taxes

     The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. A valuation allowance is recognized to the extent a portion or all of a deferred tax asset may not be realizable.

     Deferred Offering Costs

     Costs incurred in connection with an equity offering are deferred until the transaction is consummated or, in the event the offering is unsuccessful, against operations in the period in which the offering is aborted.

     Loss Per Share

     Basic loss per share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of shares of common stock, adjusted for the dilutive effect of potential common shares issued or issuable pursuant to stock options and stock appreciation rights. The Company has no potential common shares outstanding at December 31, 1998.

     Investment in Joint Venture

     The Company accounts for its 50% investment in its joint venture, Businessbroadcast.com, under the equity method, that is, at cost increased or decreased by the Company's share of earnings or losses, less dividends and distributions.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE B (continued)

     In accordance with the joint venture agreement, each party shares equally in the distribution of profits and operational costs. Each party may increase their ownership percentage through capital contributions. The formation of the joint venture did not require any initial capital contribution by the Company. The joint venture did not generate any revenues or incur any operational costs through December 31, 1998.

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenues and expenses during the reporting period. Actual results may differ from those estimates.


NOTE C - STOCKHOLDERS' EQUITY (DEFICIT)

     The Company was originally organized as a New Jersey limited liability company ("LLC"). On December 21, 1998, pursuant to a Plan and Agreement of Merger, the LLC was merged into the Company, with the Company continuing as the surviving entity. Each membership unit of the LLC was converted into 30,000 shares of common stock of the Company.

     In connection with an employment agreement, the Company granted 135,000 shares of the Company's common stock to an officer, of which 90,000 shares had been issued in December 1998 and the remaining 45,000 shares will be earned upon the achievement of certain business objectives to be
     determined.   The  Company  recorded   compensation   expense  of  $180,000
     representing the fair value of the 90,000 shares issued at such date. Compensation expense will be recorded for the fair value of the 45,000 shares on the date the specified objectives are met.

     In December 1998, the Company issued 25,000 shares of common stock for legal services to be provided in connection with the Company's IPO (Note
     A). The Company recorded $50,000 of deferred offering costs representing the fair value of the common stock at the date of issuance.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE D - INCOME TAXES

     The Company generated a taxable loss of approximately $58,000 for the period April 29, 1998 (date of inception) to December 31, 1998, which carryforward expires in 2018.

     A deferred tax asset of approximately $20,000 arises from the Company's net operating loss carryforward at December 31, 1998. The Company has provided a deferred tax asset valuation allowance since realization of these benefits cannot be reasonably assured.


NOTE E - COMMITMENTS AND CONTINGENCIES

     Office Lease

     In January and February 1999, the Company entered into one year noncancelable operating lease agreements (one of which is with its joint venture partner) for office space. An aggregate security deposit of $4,200 was required as a condition of such leases. The minimum lease payments under the noncancelable leases are summarized as follows:

             1999          $29,025
             2000            2,175
                           -------

                          $31,200


     Employment Agreements

     The Company maintains employment agreements with certain executive officers. These agreements provide for monthly base salaries and benefits (when annualized, aggregating $272,000 in executive compensation) and are cancelable by either party upon written notice. In addition, the Company's employment contracts contemplate the issuance of common stock and common stock options to the executives based upon achievements to be established. In connection with the successful completion of an IPO, the Company is required to compensate its chief financial officer with a $100,000 bonus.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE F - UNAUDITED INTERIM FINANCIAL INFORMATION

     Private Placement

     In connection with the Company's Private Placement described in Note A, the Company sold during the six months ended June 30, 1999, 264,490 shares of its common stock for net proceeds of $523,980.

     Pending Initial Public Offering

     On May 17, 1999, the Company filed an initial public offering registration statement with the Securities and Exchange Commission to register 1,000,000 units with an estimated offering price of $8.50, consisting of one share of the Company's common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at $12.75.

     Stock Option Plan

     In June 1999, the Board of Directors approved the 1999 Incentive and Nonstatutory Option Plan (the "1999 Plan") for officers, directors, employees and consultants of the Company, for which the Company has reserved an aggregate of 500,000 shares of common stock. Options granted under the 1999 Plan (which includes option grants prior to the Plan's adoption) may be either incentive stock options or non-qualified stock options. The term of any option may be fixed by the Board of Directors but in no event shall exceed ten years from the date of grant. Options granted to an employee of the Company shall become exercisable over a period of no longer than five years. The term for which options may be granted under the 1999 Plan expires June 29, 2009.

     In February 1999, the Company issued options to directors to purchase 60,000 shares of common stock, which vest immediately, at an exercise price of $2.00 (the estimated fair market value of the Company's common stock on the date of grant determined by reference to cash sales of common stock to third parties through the Private Placement).

     In March 1999, the Company issued an option to a consultant to purchase 15,000 shares of common stock, which vests immediately, at an exercise price of $2.00 (the estimated fair market value of the Company's common stock on the date of grant determined by reference to cash sales of common stock to third parties through the Private Placement). For the six months ended June 30, 1999, the Company recorded a charge to operations of $20,250 representing the estimated fair market value of the option granted to the consultant using the Black-Scholes option pricing model.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998
NOTE F (continued)

     In June 1999, the Company entered into an employment agreement with an executive officer which provides for an annual base salary of approximately $90,000 and is cancelable by either party upon written notice. In connection with this agreement, the Company granted such officer an option to purchase 150,000 shares of common stock at an exercise price of $2.00 per share. The option was granted at an exercise price below the fair market value of the Company's common stock determined by reference to the estimated offering price applicable to the common stock through the pending Initial Public Offering, resulting in aggregate total compensation of $825,000, of which non-cash compensation of $206,250 was recorded for the six months ended June 30, 1999, with the remaining charge of $618,750 to be recognized over the remaining vesting period of approximately two years.

     Activity under the 1999 plan is summarized as follows:

                               Outstanding options
                                                                                                       Weighted
                                       Shares                         Exercise        Weighted          average
                                      available        Number           price          average         remaining
                                         for             of              per          exercise        contractual
                                        grant          shares           share           price         life (years)

Balance at January 1, 1999             -               -                  -               -               -

Shares authorized                      500,000         -                  -               -               -
Options granted                       (225,000)        225,000           $2.00           $2.00            9.8
                                      ---------        -------            ----            ----            ---

Balance at June 30, 1999               275,000         225,000           $2.00           $2.00            9.8
                                      ========         =======            ====            ====            ===

     Of the 225,000 outstanding options, 112,500 options were exercisable with a weighted average exercise price of $2.00 per share and a weighted average remaining contractual life of 9.75 years at June 30, 1999.

     The Company accounts for its stock-based awards in accordance with Accounting Principles Board Opinion No. 25 ("APB No. 25") , "Accounting for Stock Issued to Employees," and its related Interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair value. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," the

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE F (continued)

     Company's net loss and net loss per share for the six months ended June 30, 1999 would have been increased to the pro forma amounts indicated below:

          Net loss
              As reported                             $(531,281)
              Pro forma                                (854,681)

          Basic and diluted loss per share
              As reported                               $(.17)
              Pro forma                                  (.26)

     The fair value of the Company's stock-based awards was estimated using the Black-Scholes option pricing model assuming no expected dividends and the following weighted average assumptions for the six months ended June 30, 1999: expected life of five years, expected volatility of 80% and a risk-free interest rate of 5.30%. The weighted average fair value of options granted for the six months ending June 30, 1999 was $5.01.

     In August 1999, the Company's Board of Directors granted stock options to an executive officer, directors and a consultant to purchase an aggregate of 63,000 shares, 30,000 shares and 15,000 shares of common stock, respectively, at an exercise price of $2.00 per share (the estimated fair market value of the underlying common stock on the date of grant determined by reference to third party transactions).

     Notes Payable

     In August 1999, the Company issued a series of promissory notes to investors bearing interest at the stated rate of 10% per annum for an aggregate principal amount of $1,815,000. Each note is part of a unit which consists of (i) a $15,000 promissory note and (ii) a warrant to purchase up to 9,000 shares of the Company's common stock. Each promissory note is payable in full the earlier of: (i) July 31, 2002 or (ii) on the effective date of the initial public offering. The Company issued an aggregate of 121 warrants to these investors to purchase 1,089,000 shares in total of the Company's common stock at an exercise price equal to the IPO price. Each warrant may be exercised any time after twelve months from the closing of the IPO or before July 31, 2004.

                         Streamedia Communications, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 1998



NOTE F (continued)

     Employment Agreements

     In June 1999, the Company's Board of Directors approved the amendment of certain executive officer employment agreements. The amendments principally increase aggregate annual compensation to $500,000.

     Office Lease

     In August 1999, the Company entered into a three-year, noncancelable office lease agreement with monthly minimum payments of $7,000 and terminated its then existing office lease agreement without any financial consequences to the Company. An aggregate security deposit of $7,000 was required as a condition of such lease.

     Related Party Transaction

     In August 1999, the Company entered into a $40,000 one-year consulting agreement with an entity in which the entity's chief executive office is a director of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Delaware General Corporation Law

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Item 25. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the public offering by the Company of the securities offered hereunder are as follows:

Securities and Exchange Commission Filing Fee                             $7,432
NASD Filing Fee*                                                           7,000
NASDAQ Small Cap Market Application and Listing Fee*                      20,000
Accounting Fees and Expenses*                                             40,000
Legal Fees and Expenses*                                                 120,000
Printing*                                                                 40,000
Fees of Transfer Agent and Registrar*                                      5,000
Underwriters' Non-Accountable Expense Allowance                          170,000
Miscellaneous*                                                            15,568
                                                                          ------
Total*                                                                  $425,000
                                                                        ========
----------------
*        Estimated.


Item 26. Recent Sales of Unregistered Securities

         On May 16, 1999, we sold 264,490 shares of common stock at $2.00 per share pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The common stock was offered to a discreet group of accredited investors without the benefit of general solicitation or advertising. We raised $523,980 from this private placement in order to provide bridge financing for this offering.

         On August 24, 1999, we issued $1,815,000 of debt securities in the form of promissory notes which bear interest at a rate of 10% per annum. The notes were offered pursuant to Rule 506 of Regulation D only to accredited investors, with no general solicitation or advertising. The notes were offered as a unit, each unit consisting of a promissory note in the principal amount of $15,000 and a warrant entitling the holder to purchase 9,000 shares of our common stock at a price per share equal to the price per share of common stock offered to the public pursuant to our initial public offering. The warrants will be exercisable during the period beginning on the first anniversary of the closing of the IPO and ending on the date five years following the date that the warrants were issued. The holders of the warrants will have certain "piggyback" registration rights with respect to the shares underlying the warrants. Specifically, the holders will be entitled to include their shares if the Company files a registration statement with Commission during the period beginning one year from the closing of the IPO and ending two years after the closing of the IPO.


                                Item 27. Exhibits

         Exhibit No      Item
         Exhibit 1.1     Form of Underwriting Agreement.(1)
         Exhibit 1.2     Form of Underwriters' Warrant Agreement.(1)
         Exhibit 3.1     Certificate of Incorporation of the Registrant. (2)
         Exhibit 3.2     Bylaws of the Registrant (2)
         Exhibit 3.3     Amended to Bylaws of the Registrant (2)
         Exhibit 5.1     Opinion of Kogan & Taubman, L.L.C..(1)(2)
         Exhibit 10.1    Employment Agreement between Streamedia and James D. Rupp (2)
         Exhibit 10.2    Employment Agreement between Streamedia and Gayle Essary (2)
         Exhibit 10.3    Employment Agreement between Streamedia and Nicholas J. Malino (2)
         Exhibit 10.4    Indemnification Agreement between Streamedia and Directors (2)
         Exhibit 10.5    Consulting Agreement between Streamedia and IC Enterprises (2).
         Exhibit 10.6    Minutes amending  Employment  Agreements between  Streamedia and Messrs.  Rupp, Essary and
                         Malino.(1)
         Exhibit 23.1    Consent of Grant Thornton LLP, Independent Certified Public Accountants.(1)(2)
         Exhibit 23.2    Consent of Kogan & Taubman,  L.L.C.  is contained  in the opinion  filed as Exhibit 5.1 to this registration statement.(1)(2)
         Exhibit 27      Financial Data Schedule (1)(2)
         --------------
         (1) Filed herewith
         (2) Previously filed

         Item 28.  Undertakings

         The undersigned registrant hereby undertakes as follows:

         (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

         (4) In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         (5)      For the  purposes  of  determining  any  liability  under  the
                  Securities  Act,  the  information  omitted  from  the form of prospectus  filed  as  part  of a  registration  statement  in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 12, 1999.

                                          Streamedia Communications, Inc.


                                          By: /s/ Gayle Essary
                                         Gayle Essary, Chairman of the Board



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Gayle Essary and James Douglas Rupp, and each for them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                 Title                                 Date

/s/ Gayle Essary                        Chairman of the Board                 October 12, 1999
--------------------
    Gayle Essary                        (Principal Executive Officer)


/s/ James Douglas Rupp                  President and CEO, Director           October 12, 1999
-----------------------
    James Douglas Rupp                  (Principal Operating Officer)


/s/ Nicholas J. Malino                  Chief Financial Officer and Director  October 12, 1999
----------------------
    Nicholas J. Malino                   (Principal Financial Officer)


/s/ David J. Simonetti                  Director                              October 12, 1999
----------------------
    David J. Simonetti

